                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF LOUISIANA






IN RE:                                        :   CASE NO. 99-11391 "A"
                                              :
FORCENERGY INC                                :   CHAPTER 11
                                              :
Debtor.                                       :
                                              :
----------------------------------------------
                                              :
IN RE:                                        :   Jointly Administered with
                                              :
FORCENERGY RESOURCES INC.                     :   CASE NO. 99-11392 "A"
                                              :
Debtor.                                       :   CHAPTER 11


               DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                  ANDREWS & KURTH L.L.P.
                                  Hugh Ray
                                  James Donnell
                                  Douglas Walter
                                  600 Travis, Suite 4200
                                  Houston, Texas 77002
                                  (713) 220-4200

                                  and

                                  HELLER, DRAPER, HAYDEN & HORN, L.L.C.
                                  Jan M. Hayden
                                  650 Poydras Center, Suite 2500
                                  New Orleans, Louisiana 70130-6103
                                  (504) 568-1888
                                  Attorneys for the Debtors

Dated: New Orleans, Louisiana
       October 26, 1999

                                TABLE OF CONTENTS

ARTICLE I         DEFINITIONS AND CONSTRUCTION OF TERMS................................1
1.1      Administrative Expense Claim..................................................1
1.2      Allowed.......................................................................2
1.3      Amended Forcenergy Bylaws.....................................................2
1.4      Amended Forcenergy Certificate of Incorporation...............................2
1.5      Amended Resources Bylaws......................................................2
1.6      Amended Resources Certificate of Incorporation................................2
1.7      BLM...........................................................................2
1.8      Ballot........................................................................2
1.9      Bank Group....................................................................2
1.10     Bank Group Claim..............................................................3
1.11     Bankers Trust.................................................................3
1.12     Bankruptcy Code...............................................................3
1.13     Bankruptcy Court..............................................................3
1.14     Bankruptcy Rules..............................................................3
1.15     Bonding Entities..............................................................3
1.16     Bonding Entity Claim..........................................................3
1.17     Business Day..................................................................3
1.18     Cash..........................................................................3
1.19     Cash Collateral Order.........................................................3
1.20     Cause of Action...............................................................3
1.21     Chapter 11 Cases..............................................................3
1.22     Claim.........................................................................3
1.23     Claimant......................................................................3
1.24     Claims Register...............................................................4
1.25     Class.........................................................................4
1.26     Collateral....................................................................4
1.27     Commitment Agreement..........................................................4
1.28     Commencement Date.............................................................4
1.29     Confirmation Date.............................................................4
1.30     Confirmation Hearing..........................................................4
1.31     Confirmation Order............................................................4
1.32     Convenience Claim.............................................................4
1.33     Cramdown Security Agreement...................................................4
1.34     Creditors' Committee..........................................................4
1.35     Debtors.......................................................................5
1.36     Debtors in Possession.........................................................5
1.37     Developers....................................................................5
1.38     Disclosure Statement..........................................................5
1.39     Disputed......................................................................5
1.40     Disputed Claim Amount.........................................................5
1.41     Disputed Claims Subscription Escrow Account ..................................5

1.42     Disputed Claims Subscription Purchase Price .............................. . .5
1.43     Effective Date................................................................5
1.44     Eligible Claim Amount  .......................................................5
1.45     Employee Options..............................................................6
1.46     Employment Agreements.........................................................6
1.47     Equity Interest...............................................................6
1.48     Estates.......................................................................6
1.49     Exercised Disputed Claims ....................................................6
1.50     Exercising Claimant.......................................................... 6
1.51     Farmout Agreements, Easements, and Surface Rights.............................6
1.52     Final Order...................................................................6
1.53     Five Year Warrants............................................................6
1.54     Forcenergy....................................................................6
1.55     Forcenergy Equity Interest....................................................6
1.56     Forcenergy Operating Agreements...............................................7
1.57     Four Year Warrants............................................................7
1.58     General Unsecured Claim.......................................................7
1.59     Governmental Mineral Lessor...................................................7
1.60     Hilcorp.......................................................................7
1.61     Hilcorp Agreement.............................................................7
1.62     Hilcorp Break-Up Expense Reimbursement........................................7
1.63     Hilcorp Sale Motion...........................................................7
1.64     Initial Distribution Date.....................................................7
1.65     Indemnification Agreements....................................................7
1.66     Insured Claim.................................................................7
1.67     Intercompany Claim............................................................8
1.68     Interior......................................................................8
1.69     Joint Operating Agreements....................................................8
1.70     Junior Miscellaneous Secured Claim............................................8
1.71     Lien..........................................................................8
1.72     MMS...........................................................................8
1.73     MMS Order.....................................................................8
1.74     Master Service Agreements.....................................................8
1.75     Mineral Leases................................................................8
1.76     Miscellaneous Secured Claims..................................................8
1.77     New Employee Stock Purchase Plan..............................................8
1.78     New Forcenergy Common Stock...................................................8
1.79     New Senior Credit Facility....................................................8
1.80     New Stock Option Plan.........................................................9
1.81     Office Leases.................................................................9
1.82     Oil and Gas Purchase Contracts................................................9
1.83     Other Priority Claim..........................................................9
1.84     Plan..........................................................................9
1.85     Plan Supplement...............................................................9
1.86     Planet........................................................................9

1.87     Preferred Stock...............................................................9
1.88     Priority Tax Claim............................................................9
1.89     Pro Rata Share................................................................9
1.90     Quarter.......................................................................9
1.91     RLI..........................................................................10
1.92     Record Date..................................................................10
1.93     Registration Rights Agreement................................................10
1.94     Reorganized Debtors..........................................................10
1.95     Reorganized Forcenergy.......................................................10
1.96     Reorganized Resources........................................................10
1.97     Reserve......................................................................10
1.98     Resources....................................................................10
1.99     Resources Equity Interest....................................................10
1.100    Rights Offering .............................................................10
1.101    Schedules....................................................................10
1.102    Secured Bank Group Claim.....................................................10
1.103    Secured Claim................................................................10
1.104    Secured Cramdown Note........................................................11
1.105    Secured Tax Claim............................................................11
1.106    Security Interest............................................................11
1.107    Seismic Contracts............................................................11
1.108    Senior Credit Facility.......................................................11
1.109    Senior Miscellaneous Secured Claim...........................................11
1.110    Senior Subordinated Note Indentures..........................................11
1.111    Senior Subordinated Notes....................................................11
1.112    Sierra.......................................................................11
1.113    Standby Purchasers ..........................................................11
1.114    Subscription Preferred Stock ................................................11
1.115    Subscription Preferred Stock Designation.....................................11
1.116    Subscription Rights .........................................................12
1.117    Subscription Rights Election Deadline .......................................12
1.118    Subscription Rights Election Form............................................12
1.119    Subscription Rights Purchase Price ..........................................12
1.120    Subscription Rights Record Date..............................................12
1.121    Subscription Warrants .......................................................12
1.122    Subscription Warrant Agreement...............................................12
1.123    Subsequent Distribution Date.................................................12
1.124    Surplus Distributions........................................................12
1.125    Unexercised Subscription Rights .............................................12
1.126    Underwriters.................................................................12
1.127    Unsecured Claim..............................................................12
1.128    Warrants.....................................................................13
1.129    Warrant Agreements...........................................................13
1.130    Interpretation; Application of Definitions and Rules of Construction.........13

ARTICLE II   TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS
             AND PRIORITY TAX CLAIMS...................................................13
2.1      Administrative Expense Claims.................................................13
2.2      Professional Compensation and Reimbursement Claims............................13
2.3      Priority Tax Claims...........................................................14
2.4      Hilcorp Break-Up Expense Reimbursement and Adjustments........................14
2.5      Statutory Fees Due the United States Trustee..................................14

ARTICLE III  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.............................14

ARTICLE IV   TREATMENT OF CLAIMS AND EQUITY INTERESTS..................................15
4.1      CLASS 1 -- OTHER PRIORITY CLAIMS..............................................15
4.2      CLASS 2 -- SECURED TAX CLAIMS.................................................15
4.3      CLASS 3 -- SECURED BANK GROUP CLAIM...........................................16
4.4      CLASS 4 -- MISCELLANEOUS SECURED CLAIMS.......................................17
4.5      CLASS 5 -- INTERIOR CLAIMS AND GOVERNMENTAL
                          MINERAL LESSOR CLAIMS........................................20
4.6      CLASS 6 -- BONDING ENTITY CLAIMS..............................................21
4.7      CLASS 7 -- CONVENIENCE CLAIMS.................................................21
4.8      CLASS 8 -- GENERAL UNSECURED CLAIMS...........................................22
4.9      CLASS 9 -- INTERCOMPANY CLAIMS................................................22
4.10     CLASS 10-- FORCENERGY EQUITY INTERESTS........................................22
4.11     CLASS 11-- RESOURCES EQUITY INTERESTS.........................................23

ARTICLE V    PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER
             THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT
             AND UNLIQUIDATED ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS
             AND EQUITY INTERESTS......................................................23
5.1      Voting of Claims and Equity Interests.........................................23
5.2      Nonconsensual Confirmation....................................................23
5.3      Method of Distributions Under the Plan........................................23
5.4      Objections to and Resolution of Administrative Expense Claims,
          Claims and Equity Interests..................................................26
5.5      Distributions Relating to Allowed Insured Claims..............................26
5.6      Cancellation and Surrender of Existing Securities and Agreements..............26
5.7      Record Date for Distributions to Holders of Senior Subordinated Notes.........27
5.8      Cancellation of Senior Subordinated Note Indentures...........................27
5.9      Termination of Bankers Trust's Duties.........................................27
5.10     Fees and Expenses of Bankers Trust............................................27
5.11     Registration of New Forcenergy Common Stock...................................28
5.12     Listing of New Forcenergy Common Stock........................................28
5.13     Issuance of Subscription Preferred Stock and Subscription Warrants............28
5.14     Waiver of Subordination.......................................................28

ARTICLE VI   EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................28
6.1      Assumption or Rejection of Executory Contracts and Unexpired Leases...........28
6.2      Compensation and Benefit Programs.............................................32
6.3      Motion to Assume and Assign (Hilcorp Sale Motion).............................32

ARTICLE VII  PROVISIONS REGARDING CORPORATE GOVERNANCE
             AND MANAGEMENT OF THE REORGANIZED DEBTORS.................................32
7.1      General.......................................................................32
7.2      Meetings of Stockholders of Reorganized Debtors...............................32
7.3      Directors and Officers of the Reorganized Debtors.............................32
7.4      Amended Bylaws and Amended Certificates of Incorporation......................33
7.5      Issuance of New Securities....................................................34
7.6      Adoption of New Stock Option Plan.............................................34
7.7      Adoption of New Employee Stock Purchase Plan..................................34
7.8      Execution of Subscription Preferred Stock Designation.........................34
7.9      Execution of Subscription Warrant Agreement...................................34
7.10     Investment Guidelines.........................................................34
7.11     Execution of Warrant Agreements...............................................35
7.12     Execution of Registration Rights Agreement....................................35
7.13     Employee Options..............................................................35
7.14     Employment Agreements.........................................................35
7.15     Retention Bonuses.............................................................36
7.16     Success Bonuses...............................................................36
7.17     Execution of Commitment Agreement.............................................36
7.18     Bankruptcy Code Section 1145..................................................36

ARTICLE VIII IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN.........................36
8.1      New Senior Credit Facility....................................................36
8.2      Subscription Preferred Stock and Subscription Warrants........................37
8.3      Internal Funding..............................................................37
8.4      Revesting of Assets...........................................................37
8.5      Causes of Action..............................................................37
8.6      Discharge of Debtors..........................................................37
8.7      Injunction....................................................................38
8.8      Release.......................................................................38

ARTICLE IX   THE RIGHTS OFFERING.......................................................38
9.1      Issuance of Subscription Preferred Stock and Subscription Warrants............38
9.2      Distribution of Subscription Rights ..........................................38
9.3      Exercise of Subscription Rights...............................................39
9.4      Backstop by Standby Purchasers................................................39
9.5      Distribution of Subscription Preferred Stock and Subscription Warrants .......39
9.6      Procedures with Respect to Disputed Claims ...................................39
9.7      No Interest...................................................................40
9.8      Validity of Exercise of Subscription Rights...................................40

ARTICLE X    EFFECTIVENESS OF THE PLAN.................................................41
10.1     Conditions Precedent to Effectiveness.........................................41
10.2     Effect of Failure of Conditions...............................................42
10.3     Waiver of Conditions..........................................................43

ARTICLE XI   RETENTION OF JURISDICTION.................................................43

ARTICLE XII  MISCELLANEOUS PROVISIONS..................................................45
12.1     Effectuating Documents and Further Transactions...............................45
12.2     Corporate Action..............................................................45
12.3     Exemption from Transfer Taxes.................................................45
12.4     Injunction Regarding Worthless Stock Deduction................................46
12.5     Exculpation...................................................................46
12.6     Termination of Committees.....................................................46
12.7     Post-Confirmation Date Fees and Expenses......................................46
12.8     Payment of Statutory Fees Due the United States Trustee.......................46
12.9     Amendment or Modification of the Plan.........................................46
12.10    Severability..................................................................47
12.11    Revocation or Withdrawal of the Plan..........................................47
12.12    Binding Effect................................................................47
12.13    Notices.......................................................................47
12.14    Governing Law.................................................................48
12.15    Withholding and Reporting Requirements........................................48
12.16    Plan Supplement...............................................................49
12.17    Allocation of Plan Distributions Between Principal and Interest...............50
12.18    Headings......................................................................50
12.19    Exhibits......................................................................50
12.20    Filing of Additional Documents................................................50

EXHIBITS


Exhibit "1"  -      Description of Warrants

Exhibit "2"  -      Description of New Senior Credit Facility

Exhibit "3"  -      Description of Rights Offering

Exhibit "4"  -      Schedule of Holders of Senior Miscellaneous Secured Claims

Exhibit "5"  -      Schedule of Holders of Junior Miscellaneous Secured Claims
                    (Non-Louisiana Liens)

Exhibit "6"  -      Schedule of Holders of Junior Miscellaneous Secured Claims
                    (Louisiana Liens)

Exhibit "7"  -      Schedule of Rejected Joint Operating Agreements

Exhibit "8"  -      Schedule of Assumed Master Service Agreements

Exhibit "9"  -      Schedule of Rejected Seismic Contracts

Exhibit "10" -      Schedule of Rejected Oil and Gas Purchase Contracts

Exhibit "11" -      Schedule of Rejected Miscellaneous Contracts

                                                                     EXHIBIT 2.1



                         UNITED STATES BANKRUPTCY COURT
                         EASTERN DISTRICT OF LOUISIANA


IN RE:                                        :      CASE NO. 99-11391 "A"
                                              :
FORCENERGY INC                                :      CHAPTER 11
                                              :
Debtor.                                       :
                                              :
----------------------------------------------
                                              :
IN RE:                                        :      Jointly Administered with
                                              :
FORCENERGY RESOURCES INC.                     :      CASE NO. 99-11392 "A"
                                              :
Debtor.                                       :      CHAPTER 11



              DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                    ---------------------------------------

                  Forcenergy Inc and Forcenergy Resources Inc. propose the following first amended joint plan of reorganization under Section 1121(a) of Title 11 of the United States Code:

                                    ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS
                      -------------------------------------

         Definitions. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

         1.1 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under Sections 330 or 503 of the Bankruptcy Code and any fees or charges assessed against the estates of the Debtors under Section 1930 of Chapter 123 of Title 28 of the United States Code.

         1.2 Allowed means, with reference to any Claim or Equity Interest, (a) any Claim against or Equity Interest in the Debtors which has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim or Equity Interest has been filed, (b) any Claim or Equity Interest Allowed hereunder, (c) any Claim or Equity Interest which is not Disputed, or (d) any Claim or Equity Interest which, if Disputed, (i) as to which, pursuant to the Plan or a Final Order of the Bankruptcy Court, the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, or (ii) has been Allowed by Final Order; provided, however, that any Claim or Equity Interest allowed solely for the purpose of voting to accept or reject the Plan pursuant to a Final Order of the Bankruptcy Court shall not be considered an "Allowed Claim" or "Allowed Equity Interest" hereunder. Unless otherwise specified herein or by Final Order of the Bankruptcy Court, "Allowed Administrative Expense Claim," "Allowed Claim," or "Allowed Equity Interest" shall not, for purposes of computation of distributions under the Plan, include interest on such Administrative Expense Claim, Claim or Equity Interest from and after the Commencement Date.

         1.3 Amended Forcenergy Bylaws means the amended and restated Bylaws of Reorganized Forcenergy, which shall be in substantially the form contained in the Plan Supplement.

         1.4 Amended Forcenergy Certificate of Incorporation means the amended and restated Certificate of Incorporation of Reorganized Forcenergy, which shall be in substantially the form contained in the Plan Supplement.

         1.5 Amended Resources Bylaws means the amended and restated Bylaws of Reorganized Resources, which shall be in substantially the form contained in the Plan Supplement.

         1.6 Amended Resources Certificate of Incorporation means the amended and restated Certificate of Incorporation of Reorganized Resources, which shall be in substantially the form contained in the Plan Supplement.

         1.7 BLM shall have the meaning set forth in Section 1.68 of the Plan.

         1.8 Ballot means the form distributed to each holder of an impaired Claim or Equity Interest on which is to be indicated acceptance or rejection of the Plan.

         1.9 Bank Group means those certain lenders (or their assignees) under the Senior Credit Facility, which, as of the Commencement Date, were believed to have consisted of ING (U.S.) Capital LLC, in its capacity as agent and lender, Den Norske Bank ASA, Bank of Scotland, MeesPierson Capital Corp., Hibernia National Bank, Credit Agricole Indosuez, General Electric Capital Corp., Societe Generale, Southwest Agency, Natexis Banque BFCE, and PNC Bank, National Association.

         1.10 Bank Group Claim means the Claim asserted by the Bank Group with respect to the Debtors' indebtedness under the Senior Credit Facility.

         1.11 Bankers Trust means Bankers Trust Company, as indenture trustee under the Senior Subordinated Note Indentures.

         1.12 Bankruptcy Code means Title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

         1.13 Bankruptcy Court means the United States Bankruptcy Court for the Eastern District of Louisiana having jurisdiction over the Chapter 11 Cases.

         1.14 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075 of Title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

         1.15 Bonding Entities mean Planet, Underwriters, Developers, and RLI.

         1.16 Bonding Entity Claim means the individual Claim of any of the Bonding Entities.

         1.17 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

         1.18 Cash means legal tender of the United States of America and equivalents thereof.

         1.19 Cash Collateral Order means the Order entered by the Bankruptcy Court on May 17, 1999, as amended or supplemented, authorizing the Debtors use of Cash Collateral (as defined in Section 363(a) of the Bankruptcy Code).

         1.20 Cause of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

         1.21 Chapter 11 Cases means the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors, styled In re Forcenergy Inc, Chapter 11 Case No. 99-11391 "A" and In re Forcenergy Resources Inc., Case No. 99-11392 `A", Jointly Administered, currently pending in the Bankruptcy Court.

         1.22 Claim has the meaning set forth in Section 101 of the Bankruptcy Code.

         1.23 Claimant means the holder of a Claim against either of the Debtors.

         1.24 Claims Register shall mean the list of proofs of Claim prepared and maintained by the Clerk of the Bankruptcy Court.

         1.25 Class means a category of holder of Claims or Equity Interests as set forth in Article III of the Plan.

         1.26 Collateral means any property or interest in property of the estates of the Debtors subject to a Lien or Security Interest to secure the payment or performance of a Claim, which Lien or Security Interest is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable nonbankruptcy law.

         1.27 Commitment Agreement means that certain agreement between and among Forcenergy and the Standby Purchasers referenced in Section 9.4 of the Plan, which shall be in substantially the form contained in the Plan Supplement.

         1.28 Commencement Date means March 21, 1999, the date on which the Debtors commenced the Chapter 11 Cases.

         1.29 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

         1.30 Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         1.31 Confirmation Order means the Final Order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

         1.32 Convenience Claim means any Claim in the amount of $10,000 or less and any Claim that is reduced to $10,000 by the election of the holder thereof on such holder's Ballot (provided that (i) individual Claims less than $10,000 of a single holder existing as of the Commencement Date will not be treated as separate Convenience Claims if the aggregate of all Claims due any such single holder as of the Commencement Date exceeds $10,000, and (ii) any Claim that was originally in excess of $10,000 may not be subdivided into multiple Claims of less than $10,000 for purposes of receiving treatment as a Convenience Claim).

         1.33 Cramdown Security Agreement means the agreement which secures the Secured Cramdown Note as set forth in Section 4.3(c) of the Plan, which shall be in substantially the form contained in the Plan Supplement.

         1.34 Creditors' Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code.

         1.35 Debtors means, collectively, Forcenergy Inc and Forcenergy Resources Inc.

         1.36 Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to Sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

         1.37 Developers means Developers Insurance Company.

         1.38 Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

         1.39 Disputed means the portion (including, when appropriate, the whole) of any Claim as to which: (a) a proof of Claim has been or been deemed timely and properly filed under applicable law or Final Order of the Bankruptcy Court; (b) an objection, motion to estimate, or complaint to determine the validity, priority or extent of any Lien asserted by the claimant with respect to the Claim has been timely filed; and (c) such objection, motion or complaint has not been withdrawn or granted, denied or otherwise determined by Final Order. Before the time that such an objection, motion or complaint has been filed, a Claim shall be considered Disputed (w) to the extent, if any, that the amount of the Claim specified in a proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtors in their Schedules; (x) in its entirety, if any corresponding Claim scheduled by the Debtors has been scheduled as disputed, contingent or unliquidated in the Schedules; (y) in its entirety, if any corresponding Claim scheduled by the Debtors in their Schedules places the Claim in a separate classification from that asserted in a proof of Claim, or (z) in its entirety, if no corresponding Claim has been scheduled by the Debtors in their Schedules.

         1.40 Disputed Claim Amount means the higher of the amount set forth in the proof of Claim or listed on the Schedules relating to a Disputed Claim; provided, however, if a Disputed Claim is estimated for allowance purposes under
Section 502 (c) of the Bankruptcy Code, the amount so estimated pursuant to Final Order of the Bankruptcy Court shall be the Disputed Claim Amount.

         1.41 Disputed Claims Subscription Escrow Account means the escrow account to be established and maintained by Reorganized Forcenergy as described in Section 9.6 of the Plan.

         1.42 Disputed Claims Subscription Purchase Price shall have the meaning set forth in Section 9.6 of the Plan.

         1.43 Effective Date means the first Business Day on which the conditions specified in Section 10.1 of the Plan have been satisfied, or waived in accordance with Section 10.3 of the Plan.

         1.44 Eligible Claim Amount shall have the meaning set forth in Section
9.2 of the Plan.

         1.45 Employee Options shall have the meaning set forth in Section 7.13 of the Plan and contained in the Plan Supplement.

         1.46 Employment Agreements means the agreements referenced in Section
7.14 of the Plan and the form of which is contained in the Plan Supplement.

         1.47 Equity Interest means any share of common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

         1.48 Estates means the Debtors' Chapter 11 bankruptcy estates.

         1.49 Exercised Disputed Claim means a Disputed Claim within or potentially within Class 8, the holder of which has exercised the Subscription Rights, if any, that such holder was entitled to exercise on account of such Disputed Claim pursuant to Section 9.6 of the Plan.

         1.50 Exercising Claimant shall mean the holder of an Allowed Claim in Class 8 or a Disputed Claim within or potentially within Class 8 that has exercised the Subscription Rights, if any, that such holder was entitled to exercise on account of such Allowed Claim pursuant to Section 9.3 of the Plan.

         1.51 Farmout Agreements, Easements, and Surface Rights means with respect to farmout agreements, any agreement pursuant to which either of the Debtors assigned its interest in an oil, gas or mineral lease in exchange for the assignee's commitment to commence drilling operations on such lease, with respect to easements, any agreement pursuant to which either of the Debtors obtained incorporeal rights necessary for exploration, development or production of minerals (such as rights of way or rights of use), and with respect to surface rights, any agreement pursuant to which either of the Debtors obtained a lease on the surface of land for commercial purposes.

         1.52 Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction that has been entered on the docket of the Bankruptcy Court or such other court for ten (10) or more days and that is not then stayed or reversed.

         1.53 Five Year Warrants means warrants to purchase 240,000 shares of New Forcenergy Common Stock from Reorganized Forcenergy to be distributed to the holders of Allowed Forcenergy Equity Interests pursuant to Section 4.10(b) of the Plan on the terms and subject to the conditions described in Exhibit "1" to the Plan or as may be amended, supplemented or modified from time to time.

         1.54 Forcenergy means Forcenergy Inc, a Delaware corporation.

         1.55 Forcenergy Equity Interest means any Equity Interest in Forcenergy (excluding any Equity Interests held or reserved by Forcenergy or held by any of its subsidiaries).

         1.56 Forcenergy Operating Agreements means any Joint Operating Agreement under which Forcenergy is the operator.

         1.57 Four Year Warrants means warrants to purchase 240,000 shares of New Forcenergy Common Stock from Reorganized Forcenergy to be distributed to the holders of Allowed Forcenergy Equity Interests pursuant to Section 4.10(b) of the Plan on the terms and subject to the conditions described in Exhibit "1" to the Plan or as may be amended, supplemented or modified from time to time.

         1.58 General Unsecured Claim means any Unsecured Claim other than a Convenience Claim.

         1.59 Governmental Mineral Lessor means the State of Texas, State of Louisiana, State of Alaska, or any other State or Territory of the United States of America, or any political subdivision or department thereof, as lessor under an oil, gas or mineral lease under which either of the Debtors is a lessee.

         1.60 Hilcorp means Hilcorp Energy I, L.P.

         1.61 Hilcorp Agreement means that certain purchase and sale agreement between Hilcorp, Sierra and Forcenergy dated on or about August 30, 1999, which is the subject of the Hilcorp Sale Motion.

         1.62 Hilcorp Break-Up Expense Reimbursement means the break-up fee in the amount of up to $100,000 to be paid to Hilcorp and/or Sierra as an administrative priority expense in the event that some qualified bidder, other than Hilcorp and Sierra, is the successful bidder for the properties and leases made the subject of the Hilcorp Agreement, as approved by the Bankruptcy Court.

         1.63 Hilcorp Sale Motion means the Motion for (A) Authorization to Sell Certain Oil and Gas Properties and to Assign Leases and Related Contracts to Hilcorp, (B) Authorization to Reject Certain Leases and Related Contracts, (C) Approval of Notice and Overbid Procedures, Including Break-Up Expense Reimbursement and (D) Allowance of Cure Amounts and Procedures, pursuant to Bankruptcy Code Sections 363 and 365.

         1.64 Initial Distribution Date means the date that is ninety (90) days subsequent to the Effective Date, or within ten (10) days thereof.

         1.65 Indemnification Agreements means any contracts or other agreements between Forcenergy and any of its officers and directors pursuant to which Forcenergy has agreed to indemnify such officers and directors.

         1.66 Insured Claim means any Claim arising from an incident or occurrence to the extent that liability thereunder, if any, is covered by an insurance policy.

         1.67 Intercompany Claim means any Claim asserted against either of the Debtors by the other Debtor or any of the Debtors' direct or indirect subsidiaries.

         1.68 Interior means the Department of Interior, through the Minerals Management Service ("MMS"), the Bureau of Land Management ("BLM"), and the Bureau of Indian Affairs ("BIA"), for itself and on behalf of various Indian mineral owners.

         1.69 Joint Operating Agreements means an agreement between or among Forcenergy and any other party or parties for the operation of a tract or leasehold for oil, gas and other minerals.

         1.70 Junior Miscellaneous Secured Claim means a Miscellaneous Secured Claim not listed on Exhibit "4" of the Plan, as may be amended from time to time.

         1.71 Lien shall have the meaning set forth in Section 101 of the Bankruptcy Code.

         1.72 MMS shall have the meaning set forth in Section 1.68 of the Plan.

         1.73 MMS Order shall have the meaning set forth in Section 4.5(b) of the Plan.

         1.74 Master Service Agreements means any agreement between Forcenergy and any other party covering routine type of work on a lease, such as building roads, clearing locations, coring, acidization, perforating, drill-stem testing, and essentially all other operations on the lease except the actual drilling of wells.

         1.75 Mineral Leases means any agreement pursuant to which Forcenergy, as lessee, has been granted the right to explore for and produce oil, gas or other minerals.

         1.76 Miscellaneous Secured Claims means any Secured Claim other than a Secured Bank Group Claim or a Secured Tax Claim, regardless of the form of Collateral or Lien or Security Interest securing payment of such Miscellaneous Secured Claim.

         1.77 New Employee Stock Purchase Plan means the Reorganized Forcenergy 1999 Employee Stock Purchase Plan to be authorized by the Plan and in substantially the form contained in the Plan Supplement.

         1.78 New Forcenergy Common Stock means the common stock of Reorganized Forcenergy authorized and to be issued pursuant to the Plan. The New Forcenergy Common Stock shall have a par value of $.01 per share and such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or in the Amended Forcenergy Certificate of Incorporation and the Amended Forcenergy Bylaws.

         1.79 New Senior Credit Facility means the senior credit facility note consisting of a revolving credit agreement, term loan agreement and guarantee agreement, among Reorganized

         Forcenergy, as borrower, each of the guarantors as specified therein, the Bank Group and/or each of the other lenders from time to time parties thereto, ING (U.S.) Capital LLC, as agent, to be entered into by the parties thereto pursuant to Section 8.1 of the Plan, under the terms and subject to the conditions set forth in Exhibit "2" to the Plan or as may be amended, supplemented or modified from time to time.

         1.80 New Stock Option Plan means the Reorganized Forcenergy 1999 Stock Plan to be authorized by the Plan and in substantially the form contained in the Plan Supplement.

         1.81 Office Leases means the Debtors' non-residential leases of real property for office space located in, among other places: (i) Miami, Florida,
(ii) Metairie, Louisiana, (iii) Anchorage, Alaska, and (iv) Lafayette,
Louisiana.

         1.82 Oil and Gas Purchase Contracts means any agreement pursuant to which either of the Debtors has agreed with a third party for the purchase and sale of oil and/or gas produced from designated leases, fields or areas, and which sets forth the terms and conditions of purchase and sale.

         1.83 Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code.

         1.84 Plan means this Chapter 11 joint plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

         1.85 Plan Supplement means the forms of documents specified in Section
12.16 of the Plan.

         1.86 Planet means Planet Indemnity Company.

         1.87 Preferred Stock means the preferred stock of Reorganized Forcenergy authorized to be issued under the Amended Forcenergy Certificate of Incorporation.

         1.88 Priority Tax Claim means any Claim of a governmental unit of the kind specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         1.89 Pro Rata Share means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim or Allowed Equity Interest in a Class to the amount of such Allowed Claim or Allowed Equity Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims or Allowed Equity Interests in such Class to the amount of all Allowed Claims or Allowed Equity Interests in such Class.

         1.90 Quarter means the period beginning on the Effective Date and ending on the next of December 31, March 31, June 30 and September 30, and each three month period thereafter.

         1.91 RLI means RLI Insurance Company.

         1.92 Record Date means the day that is five (5) days after the Confirmation Date, or as otherwise determined by the Bankruptcy Court at the Confirmation Hearing.

         1.93 Registration Rights Agreement means a registration rights agreement to be entered into pursuant to Section 5.11 of the Plan between Reorganized Forcenergy and any person or entity entitled to become a party to such registration rights agreement under Section 5.11 of the Plan, which shall be in substantially the form contained in the Plan Supplement.

         1.94 Reorganized Debtors means Reorganized Forcenergy and Reorganized Resources.

         1.95 Reorganized Forcenergy means Forcenergy, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

         1.96 Reorganized Resources means Resources, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

         1.97 Reserve shall have the meaning set forth in Section 5.3(h) of the Plan.

         1.98 Resources means Forcenergy Resources Inc., a Texas corporation.

         1.99 Resources Equity Interest means any Equity Interest in Resources.

         1.100 Rights Offering means the issuance to holders of certain Claims in or potentially within Class 8 of rights to purchase units consisting of Subscription Preferred Stock and Subscription Warrants pursuant to and in accordance with the terms of Article IX of the Plan.

         1.101 Schedules means the schedules of assets and liabilities, the list of holders of Equity Interests, and the statements of financial affairs filed by the Debtors under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

         1.102 Secured Bank Group Claim means any Claim of the Bank Group under the Senior Credit Facility to the extent such Claim is a Secured Claim.

         1.103 Secured Claim means any Claim, to the extent reflected in the Schedules or a proof of Claim as being secured by a Lien or Security Interest (whether consensual or otherwise), to the extent it is secured by a valid, unavoidable Lien or Security Interest in Collateral, to the extent of the value of the Estates' interest in such Collateral, as determined in accordance with
Section 506(a) of the Bankruptcy Code and taking into account any other Secured Claims with respect to such Collateral not inferior in priority to such Secured Claim, or, in the event that such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of such setoff.

         1.104 Secured Cramdown Note means the note executed in favor of the Bank Group in accordance with and pursuant to Section 4.3(c) of the Plan.

         1.105 Secured Tax Claim means any Secured Claim which, absent its secured status, would be entitled to priority in right of payment under Section 507(a)(8) of the Bankruptcy Code.

         1.106 Security Interest has the meaning set forth in Section 101 of the Bankruptcy Code.

         1.107 Seismic Contracts means any agreement pursuant to which Forcenergy has contracted for the acquisition, sale or licensing of seismic data.

         1.108 Senior Credit Facility means that certain Fifth Restatement of Credit Agreement between and among Forcenergy and the Bank Group effective April 13, 1998, as amended.

         1.109 Senior Miscellaneous Secured Claim means those Miscellaneous Secured Claim listed on Exhibit 4 of the Plan, as may be amended from time to time.

         1.110 Senior Subordinated Note Indentures means (a) that certain Indenture relating to the 9 1/2% Senior Subordinated Notes ("9 1/2 Indenture"), dated as of November 6, 1996, by and between Forcenergy and Bankers Trust, as indenture trustee, and (b) that certain Indenture relating to the 8 1/2% Senior Subordinated Notes ("8 1/2 Indenture"), dated as of February 14, 1997, by and between Forcenergy and Bankers Trust, as indenture trustee.

         1.111 Senior Subordinated Notes means (a) the 9 1/2% Senior Subordinated Notes, due 2006 in the original principal amount of $175,000,000, issued pursuant to and governed by the 9 1/2 Indenture, and (b) the 8 1/2% Senior Subordinated Notes, due 2007 in the original principal amount of $200,000,000, issued pursuant to and governed by the 8 1/2 Indenture.

         1.112 Sierra means Sierra Mineral Development, L.C.

         1.113 Standby Purchasers means Oaktree Capital Management, LLC, The Anschutz Corporation, Lehman Brothers, Inc. and Moore Capital Management, and/or certain of their affiliates, each of whom will be parties to the Commitment Agreement.

         1.114 Subscription Preferred Stock means the 14% Series A Cumulative Preferred Stock of Reorganized Forcenergy to be issued pursuant to the Rights Offering on the terms and subject to the conditions set forth in Article IX of the Plan and Exhibit 3 to the Plan.

         1.115 Subscription Preferred Stock Designation means the Certificate of Designation of the Subscription Preferred Stock to be authorized by the Plan creating, authorizing and providing for the issuance of Subscription Preferred Stock, which shall be in substantially the form contained in the Plan Supplement.

         1.116 Subscription Rights means the rights to purchase units consisting of Subscription Preferred Stock and Subscription Warrants pursuant to and in accordance with the terms of Section 9.1 of the Plan, Exhibit 3 to the Plan.

         1.117 Subscription Rights Election Deadline means the date by which any Claimant entitled to exercise Subscription Rights must deliver such Claimant's Subscription Rights Election Form and pay the Subscription Rights Purchase Price to the Debtors in order to exercise the Subscription Rights, which date shall be no later than five (5) days prior to the Effective Date.

         1.118 Subscription Rights Election Form means the document referenced in Section 9.3 of the Plan.

         1.119 Subscription Rights Purchase Price means the purchase price that an Exercising Claimant must pay in order to exercise its Subscription Rights and purchase the Subscription Preferred Stock and the Subscription Warrants in accordance with Section 9.2 of the Plan, which price shall be equal to the product of (a) the number of shares of Subscription Preferred Stock being purchased pursuant to each such Subscription Rights, times (b) $1,000.00.

         1.120 Subscription Rights Record Date means the date set forth in the Subscription Rights Election Form.

         1.121 Subscription Warrants means the warrants to purchase 7.5% of New Forcenergy Common Stock to be issued pursuant to the Rights Offering on the terms and subject to the conditions set forth in Section 9.1 of the Plan and the Subscription Warrant Agreement.

         1.122 Subscription Warrant Agreement means the warrant agreement providing for the issuance of the Subscription Warrants, which Subscription Warrant Agreement shall be in substantially the form contained in the Plan Supplement.

         1.123 Subsequent Distribution Date means the date or dates after the Initial Distribution Date upon which the Reorganization Debtors make distributions in accordance with and pursuant to the terms of the Plan.

         1.124 Surplus Distributions shall have the meaning set forth in Section 5.3(j) of the Plan.

         1.125 Unexercised Subscription Rights means any or all Subscription Rights that, as of the Subscription Rights Election Deadline, have not been exercised or have been deemed not to have been exercised due to the failure of the holders thereof to meet the requirements of Section 9.3 of the Plan.

         1.126 Underwriters means Underwriters Indemnity Company.

         1.127 Unsecured Claim means any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim or Other Priority Claim.

         1.128 Warrants means the Four Year Warrants and the Five Year Warrants.

         1.129 Warrant Agreements means the warrant agreement providing for the issuance of the Four Year Warrants and the warrant agreement providing for the issuance of the Five Year Warrants, which Warrant Agreements shall be in substantially the forms contained in the Plan Supplement.

         1.130 Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
                     --------------------------------------

         2.1 Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or within ten (10) days thereof; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession, to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code, shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions.

         2.2 Professional Compensation and Reimbursement Claims. All entities, including without limitation, Bankers Trust, seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code or otherwise

(a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by the date that is ninety (90) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, and
(b) if granted such an award by the Bankruptcy Court, shall be paid in full, in Cash such amounts as are Allowed by the Bankruptcy Court on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or within ten (10) days thereof.

         2.3 Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or within ten (10) days thereof.

         2.4 Hilcorp Break-Up Expense Reimbursement and Adjustments. The Hilcorp Break-Up Expense Reimbursement shall be paid to Hilcorp and/or Sierra in accordance with the terms of such Final Order as shall be entered by the Bankruptcy Court without the need for any application therefor. Additionally, the Hilcorp Agreement, if approved, contemplates certain adjustments at closing and adjustments after closing through the Final Settlement Date (as defined in the Hilcorp Agreement). These adjustments will be paid in accordance with the terms of the Hilcorp Agreement and the Final Order granting the Hilcorp Sale Motion, if granted, by Forcenergy, or its successors and assigns, including, but not limited to, the Reorganized Forcenergy and any trustees.

         2.5 Statutory Fees Due the United States Trustee. Pursuant to 28 U.S.C.
Section 1930(a)(6), the statutory fees of the United States Trustee shall be paid in Cash as such fees become due and payable.

                                   ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

Class                                                            Status
-----                                                            ------

Class 1 -- Other Priority Claims................................... Unimpaired

Class 2 -- Secured Tax Claims...................................... Unimpaired

Class 3 -- Secured Bank Group Claim.................................. Impaired

Class 4A-- Senior Miscellaneous Secured Claims..................... Unimpaired

Class 4B-- Junior Miscellaneous Secured Claims....................... Impaired

Class 5 -- Interior Claims and Governmental Mineral Lessor Claims.. Unimpaired

Class 6 -- Bonding Entity Claims................................... Unimpaired

Class 7 -- Convenience Claims...................................... Unimpaired

Class 8 -- General Unsecured Claims.................................. Impaired

Class 9 -- Intercompany Claims....................................... Impaired

Class 10 -- Forcenergy Equity Interests.............................. Impaired

Class 11 -- Resources Equity Interests............................. Unimpaired

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

         4.1 CLASS 1 -- OTHER PRIORITY CLAIMS.

         (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Treatment. Except to the extent that a holder of an Allowed Other Priority Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Other Priority Claim becomes an Allowed Other Priority Claim, or within ten (10) days thereof.

         4.2 CLASS 2 -- SECURED TAX CLAIMS.

         (a) Impairment and Voting. Class 2 is unimpaired by the Plan. Each holder of an Allowed Secured Tax Claim is deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Treatment. Except to the extent that a holder of an Allowed Secured Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall receive Cash in an amount equal to such Allowed Secured Tax Claim, including any interest required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Secured Tax Claim becomes an Allowed Secured Tax Claim, or within ten (10) days thereof.

         (c) Retention of Liens. Each holder of an Allowed Secured Tax Claim shall retain the Lien (or replacement Lien as may be contemplated under nonbankruptcy law) securing its Allowed Secured Tax Claim as of the Effective Date until full and final payment of such Allowed Secured Tax Claim is made as provided herein, and upon such full and final payment, such Lien shall be deemed null and void and shall be unenforceable for all purposes.

         4.3 CLASS 3 -- SECURED BANK GROUP CLAIM.

         (a) Impairment and Voting. Class 3 is impaired by the Plan. Each holder of an Allowed Secured Bank Group Claim is entitled to vote to accept or reject the Plan.

         (b) Consensual Treatment. If Class 3 accepts the Plan, then the Class 3 Claims shall be treated in accordance with this Section 4.3(b) and the Reorganized Debtors and their subsidiaries shall enter into the New Senior Credit Facility on or before the Effective Date to be effective on the Effective Date, the terms of which are specifically set forth in Exhibit "2" annexed to the Plan. All members of Class 3 shall participate in the "Term Loan" portion of the New Senior Credit Facility. The participants in the "Revolver" portion of the New Senior Credit Facility shall be (i) each member of Class 3 who votes in favor of the Plan, and (ii) each member of Class 3 who votes to reject the Plan but who elects to participate in the "Revolver" portion of the New Senior Credit Facility. On the Effective Date, each participant in the "Revolver" portion of the New Senior Credit Facility shall receive a Pro Rata Share of $40 million in partial payment of the indebtedness under the Senior Credit Facility, subject to the obligation to readvance as revolving credit loans. Each member of Class 3 who votes to reject the Plan and elects not to participate in the "Revolver" portion of the New Senior Credit Facility shall instead receive a term promissory note in an amount equal to what otherwise would have been its fully drawn commitment amount under the "Revolver," the maturity, interest rate, amortization, interest payments and other terms of which (other than revolving credit repayments and advances) shall be the same as those of the "Revolver." All members of Class 3 shall receive a Pro Rata Share of all interest (at the non-default rate), fees and expenses (pre- and post-Commencement Date) outstanding under the Senior Credit Facility or any documents executed therewith, which shall be paid in full, in Cash on the Effective Date. The obligations of the Reorganized Debtors under the New Senior Credit Facility, if executed, together with the payments described herein, shall be in replacement and full substitution of all Bank Group Claims (except that the existing Liens, Collateral and other Security Interests of the Bank Group shall be maintained and preserved), and any Causes of Action arising prior to the Effective Date which the Debtors or the Reorganized Debtors could otherwise assert against any holder of a Bank Group Claim (or any of such holder's affiliates, officers, employees, agents or professionals) to the extent such Causes of Action relate to, arise from or could otherwise be asserted in respect of the Senior Credit Facility, or any related Liens, Collateral, Security Interests or Loan Documents (as such term is defined in the Senior Credit Facility) are, by the confirmation of the Plan, released. On the Effective Date, the Debtors shall be directed and authorized to execute a release consistent with the above provisions and acceptable to the holders of Bank Group Claims in favor of the holders of Bank Group Claims and such holders' affiliates, officers, employees, agents and professionals; provided, however, that failure to execute such a general and complete release shall in no way limit or affect the release granted hereunder.

         (c) Cramdown Treatment. If Class 3 fails to accept the Plan, then the Bank Group Claim shall be treated as follows: the Bank Group Claim shall receive a Secured Cramdown Note in the amount outstanding under the existing Senior Credit Facility (including interest and attorneys' fees), together with interest at a fixed rate of 8%, payable in full five (5) years after the Confirmation Date. The Secured Cramdown Note shall be secured pursuant to the Cramdown Security Agreement, which will provide for the retention by the Bank Group of all of its Liens and Security Interests and setoff rights as they existed at the Commencement Date, together with replacement Liens as set forth in the Cash Collateral Order. (The terms of such Cash Collateral Order are superseded by the terms of this Plan and the Confirmation Order, but the replacement Liens shall be determined as if the Cash Collateral Order were still in effect.) The Secured Cramdown Note shall provide for prepayment of the principal due under the Secured Cramdown Note to the extent necessary to ensure that the ratio of the value of the Bank Group's collateral to the amount outstanding under the Secured Cramdown Note is at least 4:3. This determination will be made by the Reorganized Debtors at the end of each fiscal Quarter, using an SEC PV-10 valuation, except substituting the average NYMEX price for oil and gas during the prior Quarter. The interest rate, collateral ratio, and replacement Liens for the Secured Cramdown Note will be automatically increased to the extent necessary to match the minimum treatment that the Bankruptcy Court finds fair and equitable and in compliance with Section 1129 of the Bankruptcy Code. Interest on the Secured Cramdown Note shall be paid monthly; provided, however, the Reorganized Debtors reserve the right to file an adversary proceeding to determine the validity, priority, or avoidability of the Bank Group's Liens or Security Interests and/or the valuation of the Bank Group's Collateral.

         NOTE CONCERNING SUBCLASSIFICATION OF ALLOWED SECURED BANK GROUP CLAIMS:
To the extent necessary to satisfy Section 1122 of the Bankruptcy Code, each Allowed Secured Bank Group Claim shall be treated in its own individual Class, but with the treatment specified for holders of Allowed Bank Group Secured Claims specified in Sections 4.3(b) or 4.3(c) of the Plan.

         4.4 CLASS 4 -- MISCELLANEOUS SECURED CLAIMS.

         4A  SENIOR MISCELLANEOUS SECURED CLAIMS

         (a) Impairment and Voting. Class 4A is unimpaired by the Plan. Each holder of a Senior Miscellaneous Secured Claim is deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Treatment. Except to the extent that a holder of an Allowed Senior Miscellaneous Secured Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Senior Miscellaneous Secured Claim shall receive Cash equal to such Allowed Senior Miscellaneous Secured Claim on the later of the Effective Date and the date such Senior Miscellaneous Secured Claim becomes an Allowed Senior Miscellaneous Secured Claim, or within ten (10) days thereof.


         4B  JUNIOR MISCELLANEOUS SECURED CLAIMS

         (a) Impairment and Voting. Class 4B is impaired by the Plan. Each holder of an Allowed Junior Miscellaneous Secured Claim is entitled to vote to accept or reject the Plan.

         (b) Treatment. Except to the extent that a holder of an Allowed Junior Miscellaneous Secured Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Junior Miscellaneous Secured Claim shall, at the Reorganized Debtors' sole option (i) be paid in full, in Cash, on the later of the Effective Date and the date such Junior Miscellaneous Secured Claim becomes an Allowed Junior Miscellaneous Secured Claim, or within ten (10) days thereof, or (ii) be paid over 3 1/2 years in equal semi-annual installments of principal with interest at a fixed rate of 8% in an aggregate amount equal to such Allowed Junior Miscellaneous Secured Claim, or (iii) satisfied in full by the abandonment of all Collateral securing such Allowed Junior Miscellaneous Secured Claim. Notwithstanding the foregoing, the Debtors shall not abandon any Collateral consisting of Mineral Leases. Any Collateral held by a holder of an Allowed Junior Miscellaneous Secured Claim shall remain Collateral until such Claim is paid in full. Any Collateral abandoned to the holder of an Allowed Junior Miscellaneous Secured Claim will be subject to any valid Liens existing as of the Confirmation Date. The amount of any such Junior Miscellaneous Secured Claim shall be determined as follows: the Debtors shall file a motion under Section 506 of the Bankruptcy Code as to any Junior Miscellaneous Secured Claim for which the Debtors seek a determination of secured status based on the value of the Collateral. Such determination may also be made by agreed Final Order approved by the Bankruptcy Court after notice and hearing. Unless specified otherwise, any such determination will be without prejudice to the Debtors' rights to (i) object to the Claim itself, or (ii) challenge the Security Interest or Lien given for the Claim as an avoidable transfer. Any determination under Section 506 of the Bankruptcy Code will set an upper limit on the Allowed amount of the Junior Miscellaneous Secured Claim. Any portion of an alleged Junior Miscellaneous Secured Claim in excess of this amount will be treated as a General Unsecured Claim to the extent such Claim is Allowed. Junior Miscellaneous Secured Claims may include Claims of lessors, operators, and vendors to the extent such entities' Claims are Secured Claims.

         (c) Optional Treatment for Holders of Junior Miscellaneous Secured Claims (Non-Louisiana Liens). Notwithstanding anything to the contrary contained in the Plan, any Claimant that asserts a Miscellaneous Secured Claim allegedly secured by a Lien and that is listed on Exhibit "5" attached hereto shall have the option, subject to approval of the Bankruptcy Court as described in this
Section 4B(c), of electing to have such Claimant's Claim (or portion thereof) allegedly secured by such Lien deemed an Allowed Claim in the amount set forth in Exhibit "5" and receiving Cash on the

Effective Date in an amount equal to eighty-five percent (85%) of the amount of such Allowed Claim in full satisfaction of such Allowed Claim, including any secured and any unsecured portion of such Allowed Claim; provided, however, that immediately upon receipt of such Cash, the Claimant holding such Allowed Claim executes and delivers to the Reorganized Debtors all documents necessary to effectuate an immediate release of all Liens allegedly securing such Allowed Claim. To the extent that any Claimant makes the election described in this
Section 4B(c), such election shall be deemed a motion under Bankruptcy Rule 9019 to approve the compromise of all disputes with respect to the Claimant's Claim allegedly secured by such Lien, including without limitation, all objections to the Claim and all motions to determine the extent, priority and validity of any Liens allegedly securing such Claim (including disputes under Section 506 of the Bankruptcy Code), regardless of whether any such objections or motions have been filed. Except to the extent otherwise provided therein, the Confirmation Order shall constitute a Final Order approving the compromise described in this
Section 4B(c) with respect to each such electing Claimant. If the Bankruptcy Court does not approve the proposed compromise with respect to all or a portion of the Junior Miscellaneous Secured Claim of any electing Claimant, such Claimant's Junior Miscellaneous Secured Claim shall remain subject to the treatment set forth in Section 4B(b) above.

         (d) Optional Treatment for Holders of Junior Miscellaneous Secured Claims (Louisiana Liens). Notwithstanding anything to the contrary contained in the Plan, any Claimant that asserts a Miscellaneous Secured Claim allegedly secured by a Lien and that is listed on Exhibit "6" attached hereto shall have the option, subject to approval of the Bankruptcy Court as described in this
Section 4B(d), of electing to have the Claimant's Claim (or portion thereof) allegedly secured by such Lien deemed an Allowed Claim in the amount set forth in Exhibit "6" and receiving Cash on the Effective Date in an amount equal to eighty percent (80%) of the amount of such Allowed Claim in full satisfaction of such Allowed Claim, including any secured and any unsecured portion of such Allowed Claim; provided, however, that immediately upon receipt of such Cash, the Claimant holding such Allowed Claim executes and delivers to the Reorganized Debtors all documents necessary to effectuate an immediate release of all Liens allegedly securing such Allowed Claim. To the extent that any Claimant makes the election described in this Section 4B(d), such election shall be deemed a motion under Bankruptcy Rule 9019 to approve the compromise of all disputes with respect to the Claimant's Claim allegedly secured by such Lien, including without limitation, all objections to the Claim and all motions to determine the extent, priority and validity of any Liens allegedly securing such Claim (including disputes under Section 506 of the Bankruptcy Code), regardless of whether any such objections or motions have been filed. Except to the extent otherwise provided therein, the Confirmation Order shall constitute a Final Order approving the compromise described in this Section 4B(d) with respect to each such electing Claimant. If the Bankruptcy Court does not approve the proposed compromise with respect to all or a portion of the Junior Miscellaneous Secured Claim of any electing Claimant, such Claimant's Junior Miscellaneous Secured Claim shall remain subject to the treatment set forth in Section 4B(b) above.

NOTE CONCERNING SUBCLASSIFICATION OF ALLOWED MISCELLANEOUS SECURED CLAIMS: Each Allowed Senior or Junior Miscellaneous Secured Claim identified as a Class 4A or 4B Claim shall be treated in its own individual Class, but with the treatment specified for Class 4A or 4B Claims.

         4.5 CLASS 5 -- INTERIOR CLAIMS AND GOVERNMENTAL MINERAL LESSOR CLAIMS.

         (a) Impairment and Voting. Class 5 is unimpaired by the Plan. Each holder of an Allowed Interior Claim or an Allowed Governmental Mineral Lessor Claim is unimpaired and is not entitled to vote to accept or reject the Plan.

         (b) Treatment of Interior Claims. All Claims of the Interior will be satisfied pursuant to the terms of the Agreed Order Concerning Mineral Leases (the "MMS Order"), which is subject to Bankruptcy Court approval.

         (c) Treatment of Governmental Mineral Lessor Claims. All Claims of Governmental Mineral Lessors under a mineral lease (a "Lease") shall be satisfied as follows:

             (i) to the extent a Lease is an executory contract or unexpired lease of nonresidential real property, the Debtors shall assume such Lease pursuant to Section 365 of the Bankruptcy Code;

             (ii) the Debtors shall not abandon any such Lease under Section 554 of the Bankruptcy Code;

             (iii) any such Lease shall be deemed in full force and effect, except to the extent that such Lease has expired, terminated or was relinquished prior to entry of the Confirmation Order;

             (iv) the Debtors' obligations to a Governmental Mineral Lessor under a Lease and a Governmental Mineral Lessor's obligations to the Debtors thereunder shall be honored and enforced according to the terms of such Lease, notwithstanding the Debtors' assumption or rejection of any Joint Operating Agreement or other contracts concerning or relating to such Lease;

             (v) as adequate assurance of future performance, the Debtors shall maintain their existing bonding programs (if any) securing the liabilities associated with the obligation to plug and abandon wells, remove platforms and pipelines, and to otherwise remediate the properties covered by a Lease (the "P&A Liabilities") and where any Debtor is an operator, it is in compliance with applicable non-bankruptcy law and regulations;

             (vi) as adequate assurance of future performance for its Leases with the State of Alaska, the Debtor will comply with all bonding requirements of the State of Alaska whether imposed by contract, statute, regulation or administrative order; and

             (vii) the Debtors shall not be required or obligated to establish any additional bonding programs, collateral or security (other than that currently in place) or any escrow or sinking fund with respect to the P&A Liabilities.

        (d) The Debtors have heretofore paid all pre-petition royalty and other monetary obligations, including all penalties and interest, owed to Governmental Mineral Lessors, and the treatment specified herein shall be in full and final satisfaction of Governmental Mineral Lessor Claims, but shall be for the benefit of only the Governmental Mineral Lessors and the Debtors, and no other party; provided, however, any of the Debtors' monetary obligations to the State of Louisiana which have not yet been satisfied shall be determined and paid pursuant to the Debtors' Leases with, and in accordance with the normal procedures of, the State of Louisiana.

NOTE CONCERNING SUBCLASSIFICATION OF INTERIOR CLAIMS AND GOVERNMENTAL MINERAL LESSOR CLAIMS: Each Allowed Interior Claim and Allowed Governmental Mineral Lessor Claim identified as a Class 5 Claim shall be treated in its own individual Class, but with the treatment specified for holders of Allowed Interior Claims and Allowed Governmental Mineral Lessor Claims specified in
Section 4.5 of the Plan.

        4.6 CLASS 6 - BONDING ENTITY CLAIMS.

        (a) Impairment and Voting. Class 6 is unimpaired by the Plan. Each holder of an Allowed Bonding Entity Claim is not entitled to vote to accept or reject the Plan.

        (b) Consensual Treatment of Bonds Issued Subsequent to the Commencement Date. If the Bankruptcy Court approves the MMS Order, the new bonds issued in connection therewith will be entitled to Administrative Expense Claim status as provided in the MMS Order.

        (c) Consensual Treatment of Bonds Issued Prior to the Commencement Date. Except as to bonds voluntarily canceled by the beneficiary thereof, the rights of the Bonding Entities (and any reinsurers) will remain in full force and effect under the Plan. The rights of the Bonding Entities (and any reinsurers) under the contracts will remain in full force and effect.

        4.7 CLASS 7 -- CONVENIENCE CLAIMS.

        (a) Impairment and Voting. Class 7 is unimpaired by the Plan. Each holder of an Allowed Convenience Claim is unimpaired and is not entitled to vote to accept or reject the Plan.

        (b) Treatment. Except to the extent that an Allowed Convenience Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an

Allowed Convenience Claim as of the Record Date shall receive Cash in an amount equal to 100% of such Allowed Convenience Claim on the later of the Effective Date and the date such Allowed Convenience Claim becomes an Allowed Convenience Claim, or within ten (10) days thereof.

        4.8 CLASS 8 -- GENERAL UNSECURED CLAIMS.

        (a) Impairment and Voting. Class 8 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

        (b) Treatment. On the Effective Date or within thirty (30) days thereof, each holder of an Allowed General Unsecured Claim as of the Record Date shall receive a Pro Rata Share of 23,040,000 shares of New Forcenergy Common Stock, less the number of shares of New Forcenergy Common Stock held in the Reserve in respect of Disputed General Unsecured Claims.

        4.9 CLASS 9 -- INTERCOMPANY CLAIMS.

        (a) Impairment and Voting. Class 9 is impaired by the Plan. Each holder of an Allowed Intercompany Claim is entitled to vote to accept or reject the Plan. Notwithstanding the foregoing, any vote cast by a holder of an Allowed Intercompany Claim shall not be counted for purposes of satisfying the requirements of Section 1129(a)(10) of the Bankruptcy Code.

        (b) Treatment. On the Effective Date or within thirty (30) days thereof, each holder of an Allowed Intercompany Claim shall receive $1.00.

        4.10 CLASS 10 -- FORCENERGY EQUITY INTERESTS.

        (a) Impairment and Voting. Class 10 is impaired by the Plan. Each holder of an Allowed Forcenergy Equity Interest is entitled to vote to accept or reject the Plan.

        (b) Treatment. Each holder of an Allowed Forcenergy Equity Interest as of the Record Date shall receive a Pro Rata Share of (i) 960,000 shares of New Forcenergy Common Stock, less the number of shares of New Forcenergy Common Stock held in the Reserve in respect of Disputed Forcenergy Equity Interests,
(ii) the Four Year Warrants, less the number of Four Year Warrants held in the Reserve in respect of Disputed Forcenergy Equity Interests, and (iii) the Five Year Warrants, less the number of Five Year Warrants held in the Reserve in respect of Disputed Forcenergy Equity Interests, on the later of the Initial Distribution Date and the date such Forcenergy Equity Interest becomes an Allowed Forcenergy Equity Interest, or within ten (10) days thereof.

        (c) Cancellation of Common Stock and Related Securities. All shares of common stock, including but not limited to all shares of common stock held or reserved by Forcenergy or held by any of its subsidiaries, and any other securities giving rise to or resulting from ownership of Forcenergy Equity Interests, and any and all rights related to or arising from such common stock or other securities existing prior to the Effective Date, shall be deemed canceled and rendered null and void on the Effective Date.

        4.11 CLASS 11 -- RESOURCES EQUITY INTERESTS.

        (a) Impairment and Voting. Class 11 is unimpaired by the Plan. Each holder of an Allowed Resources Equity Interest is not entitled to vote to accept or reject the Plan.

        (b) Treatment. Each holder of an Allowed Resources Equity Interest shall retain such interest in Reorganized Resources.

                                   ARTICLE V

                  PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
                    UNDER THE PLAN AND TREATMENT OF DISPUTED,
                   CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE
                   EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS

        5.1 Voting of Claims and Equity Interests. Each holder of an Allowed Claim or an Allowed Equity Interest in an impaired Class of Claims or Equity Interests shall be entitled to vote separately to accept or reject the Plan as provided in such Final Order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or in any other Final Order of the Bankruptcy Court.

        5.2 Nonconsensual Confirmation. If any impaired Class of Claims or Class of Equity Interests entitled to vote shall not accept the Plan by the requisite statutory majorities provided in Sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtors reserve the right to amend the Plan in accordance with Section 12.9 hereof or undertake to have the Bankruptcy Court confirm the Plan under Section 1129(b) of the Bankruptcy Code or both.

        5.3 Method of Distributions Under the Plan.

        (a) In General. Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made by the Reorganized Debtors to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Record Date, and to the holder of each Allowed Forcenergy Equity Interest at the address of such holder as listed in the transfer ledger for Forcenergy Equity Interests as of the Record Date, unless the Debtors or Reorganized Debtors have been notified in writing of a change of address in accordance with Section 12.13 of the Plan by such holder that provides an address for such holder different from the address reflected on the Schedules (for holders of Allowed Claims) or on the transfer ledger as of the Record Date (for holders of Allowed Forcenergy Equity Interests). All distributions under the Plan to holders of Senior Subordinated Notes with respect to their Allowed Claims shall be made to Bankers Trust, as disbursing agent for the holders of the Senior Subordinated Notes.

        (b) Distributions of Cash. Any payment of Cash made by the Reorganized Debtors pursuant to the Plan shall be made, at the sole option of the Reorganized Debtors, by check drawn on a domestic bank, wire transfer, or any other method mutually agreeable between the Reorganized Debtors and the payee.

        (c) Timing of Distributions. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

        (d) Hart-Scott-Rodino Compliance. Any shares of New Forcenergy Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

        (e) Minimum Distributions. No payment of Cash less than one-hundred dollars ($100.00) shall be made by the Reorganized Debtors to any holder of a Claim unless a request therefor is made in writing to Reorganized Debtors.

        (f) Fractional Shares or Warrants. No fractional shares of New Forcenergy Common Stock or fractional Warrants or Cash in lieu thereof shall be distributed under the Plan. When any distribution on account of an Allowed Claim or Allowed Forcenergy Equity Interest pursuant to the Plan would otherwise result in the issuance of a number of shares of New Forcenergy Common Stock or Warrants that is not a whole number, the actual distribution of shares of New Forcenergy Common Stock or Warrants shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number, and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Forcenergy Common Stock or Warrants to be distributed to a Class of Claims or Forcenergy Equity Interests, as the case may be, shall be adjusted as necessary to account for the rounding provided in this
Section 5.3(f).

        (g) Distributions to Holders as of the Record Date. As of the close of business on the Record Date, the claims register (for Claims) and the transfer ledgers (for Forcenergy Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Forcenergy Equity Interests. The Debtors and Reorganized Debtors shall have no obligation to recognize any transfer of any Claims or Forcenergy Equity Interests occurring after the Record Date. The Debtors and Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 5.1 of the Plan) with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Forcenergy Equity Interests) as of the close of business on the Record Date.

        (h) Distributions Withheld for Disputed Claims.

            (i) Establishment and Maintenance of Reserve. On the Initial Distribution Date and each Subsequent Distribution Date, Reorganized Forcenergy shall reserve from the distributions to be made on such dates to the holders of Allowed Claims in a particular Class, an amount of Cash or New Forcenergy Common Stock equal to 100% of the distributions to which holders of Disputed Claims in such Class would be entitled under the Plan as of such dates as if such Disputed Claims were Allowed Claims in their Disputed Claim Amounts (the "Reserve").

            (ii) Cash Held in Reserve. Any Cash dividends paid on New Forcenergy Common Stock held in the Reserve shall be deposited in a segregated bank account or accounts in the name of Reorganized Forcenergy and designated as held in trust for the benefit of holders of Disputed Claims to the extent such Disputed Claim is ultimately Allowed. Cash held in the Reserve shall not constitute property of the Reorganized Debtors. Reorganized Forcenergy shall invest the Cash held in the Reserve in a manner consistent with investment guidelines, which investment guidelines shall be included in the Plan Supplement. Reorganized Forcenergy shall pay, or cause to be paid, out of the funds held in the Reserve, any tax imposed on the Reserve by any governmental unit with respect to income generated by the property held in the Reserve. The yield earned on such invested Cash (net of applicable taxes) shall be held in trust for the benefit of holders of Disputed Claims to the extent such Disputed Claim is ultimately Allowed. New Forcenergy Common Stock held in the Reserve shall be held in trust by the Reorganized Debtors for the benefit of the potential claimants of such securities and shall not constitute property of the Reorganized Debtors.

        (i) Distributions Upon Allowance of Disputed Claims. The holder of a Disputed Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive distributions from the Reserve in accordance with and pursuant to the terms of the Plan on the next Subsequent Distribution Date selected by the Reorganized Debtors during the Quarter that follows the Quarter during which such Disputed Claim becomes an Allowed General Unsecured Claim pursuant to a Final Order. Such distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed Claim had been an Allowed Claim on or prior to the Effective Date, without any post-Effective Date interest thereon.

        (j) Surplus Distributions to Holders of Allowed General Unsecured Claims. The following consideration shall constitute surplus distributions (the "Surplus Distributions") pursuant to the Plan: (i) distributions under the Plan to holders of Allowed Claims that are unclaimed for a period of one year after distribution thereof; and (ii) to the extent that a Disputed Claim is not Allowed or becomes an Allowed Claim in an amount less than the Disputed Claim Amount, the excess of the amount of New Forcenergy Common Stock in the Reserve over the amount of New

Forcenergy Common Stock actually distributed on account of such Disputed Claim. The Surplus Distributions shall be distributed to the holders of Allowed General Unsecured Claims pursuant to Section 4.8(b) of the Plan; provided, however, that the Reorganized Debtors shall not be under any obligation to make any Surplus Distributions on a Subsequent Distribution Date unless the then fair market value of the New Forcenergy Common Stock to be distributed on a Subsequent Distribution Date aggregates $1,000,000 or more, unless the distribution is the last distribution under the Plan.

        5.4 Objections to and Resolution of Administrative Expense Claims, Claims and Equity Interests. Except as to applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code, the Debtors or Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Reorganized Debtors shall file all objections to Administrative Expense Claims that are the subject of proofs of Claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Equity Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than ninety (90) days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

        5.5 Distributions Relating to Allowed Insured Claims. Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing contained in this
Section 5.5 shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance.

        5.6 Cancellation and Surrender of Existing Securities and Agreements.

        (a) On the Effective Date, the promissory notes, share certificates and other instruments evidencing any Claim or Forcenergy Equity Interest shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures and certificates of designations governing such Claims or Forcenergy Equity Interests, as the case may be, shall be discharged.

        (b) Each holder of a promissory note, share certificate or other instrument evidencing a Claim or Forcenergy Equity Interest shall surrender such promissory note, share certificate or instrument to the Reorganized Debtors, unless such requirement is waived by the Reorganized Debtors. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, share certificate or instrument is received by the Reorganized Debtors or the unavailability of such promissory note, share certificate or instrument is established to the reasonable satisfaction of the Reorganized Debtors or such requirement is waived by the Reorganized Debtors. The Reorganized Debtors may require any holder that is unable to surrender or cause to be surrendered any such promissory notes, share certificates or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Reorganized Debtors. Any holder that fails within the later of one (1) year after the Confirmation Date and the date of Allowance of its Claim or Forcenergy Equity Interest (i) if possible, to surrender or cause to be surrendered such promissory note, share certificate or instrument, (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors, and (iii) if requested, to furnish a bond reasonably satisfactory to the Reorganized Debtors, shall be deemed to have forfeited all rights, Claims, Forcenergy Equity Interests and Causes of Action against the Debtors and Reorganized Debtors and shall not participate in any distribution hereunder.

        5.7 Record Date for Distributions to Holders of Senior Subordinated Notes. At the close of business on the Record Date, the transfer ledgers of Bankers Trust, agents and servicers of the Senior Subordinated Notes, shall be closed and there shall be no further changes in the record holders of the Senior Subordinated Notes. On or before the Effective Date, Bankers Trust shall certify to the Debtors or the Reorganized Debtors the names and addresses of all holders of the Senior Subordinated Notes and the face amount of the Senior Subordinates Notes held by them as of the Record Date. Bankers Trust, agents and servicers of the Senior Subordinated Notes, and the Debtors and Reorganized Debtors shall have no obligation to recognize any transfer of Senior Subordinated Notes occurring after the Record Date.

        5.8 Cancellation of Senior Subordinated Note Indentures. On the Effective Date, the Senior Subordinated Indentures shall be deemed canceled, terminated and of no further force or effect pursuant to Section 5.6 of the Plan. Notwithstanding the foregoing, such cancellation of the Senior Subordinated Note Indentures shall not impair the rights and the duties under the respective Senior Subordinated Note Indentures as between Bankers Trust and the beneficiaries of the trust created thereby, or as between Bankers Trust and the Debtors, as set forth in the respective Senior Subordinated Note Indentures. The Senior Subordinated Note Indentures shall not be canceled other than pursuant to Section 5.6 of the Plan and, until such cancellation, such notes shall be evidence of the entitlement of the holder thereof to receive distribution of property from the Debtors or Reorganized Debtors pursuant to the Plan.

        5.9 Termination of Bankers Trust's Duties. Subsequent to the performance by Bankers Trust of the obligations required under the provisions of this Plan, the Confirmation Order and the respective Senior Subordinated Note Indentures, Bankers Trust and its successors and assigns shall be relieved of all obligations under the Senior Subordinated Note Indentures.

        5.10 Fees and Expenses of Bankers Trust. Notwithstanding anything to the contrary contained in the Plan, any fees and expenses of Bankers Trust incurred through the Effective Date with regard to any of the Senior Subordinated Notes, including legal fees and expenses incurred in connection with the Chapter 11 Cases, as determined by the Bankruptcy Court in accordance with the standard for allowance and payment of such charges under the respective Senior Subordinated
Note Indentures (and not with reference to any "substantial contribution" or other standard applicable under Bankruptcy Code Section 503(b)(3), (4) or (5) or otherwise), shall be paid in full, in Cash as part of the Plan. As of the date hereof, Bankers Trust estimates that its fees and expenses, including legal fees and expenses, aggregate approximately $260,000.

        5.11 Registration of New Forcenergy Common Stock. On the Effective Date or as soon thereafter as is practicable, each person or entity receiving a distribution of New Forcenergy Common Stock pursuant to the Plan representing a minimum percentage of the aggregate New Forcenergy Common Stock issuable pursuant to the Plan as shall be established in the Registration Rights Agreement shall be entitled to become a party to the Registration Rights Agreement.

        5.12 Listing of New Forcenergy Common Stock. Reorganized Forcenergy shall use reasonably commercial efforts to cause the shares of New Forcenergy Common Stock to be listed on a national securities exchange or the Nasdaq National Market.

        5.13 Issuance of Subscription Preferred Stock and Subscription Warrants. Reorganized Forcenergy shall issue the Subscription Preferred Stock and Subscription Warrants in exchange for $40 million Cash (before deducting fees) pursuant to the Rights Offering.

        5.14 Waiver of Subordination. Subject to the provisions of Section 5.8 of the Plan, the distributions to the holders of Senior Subordinated Notes shall not be subject to levy, garnishment, attachment or other legal process by any holder of Senior Indebtedness (as such term is defined in each of the Senior Subordinated Note Indentures) by reason of claimed contractual subordination rights. On the Effective Date, all creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to such distributions. The Bankruptcy Court in the Confirmation Order shall permanently enjoin, effective as of the Confirmation Date, all holders of Senior Indebtedness from enforcing or attempting to enforce any such rights with respect to such distributions to the subordinated creditors, including the holders of the Senior Subordinated Notes.

                                   ARTICLE VI

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        6.1 Assumption or Rejection of Executory Contracts and Unexpired Leases.

        (a) Executory Contracts and Unexpired Leases. Pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases entered into prior to the Commencement Date that exist between the Debtors and any person shall be assumed or rejected (as set forth below) by the Debtors and/or Reorganized Debtors as of the Effective Date. Notwithstanding anything contained herein to the contrary, any executory contract or unexpired lease (i) which has been assumed pursuant to a Final Order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) which has been rejected pursuant to a Final Order of the Bankruptcy Court entered prior to the Confirmation Date, or (iii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed prior to the Confirmation Date shall be rejected or assumed in accordance with such motion or Final Order. Subject to the immediately preceding sentence, the executory contracts and unexpired leases described below and identified in Exhibits "7" through "11" of the Plan shall be deemed to be, respectively, assumed or rejected as follows:

            (i) Joint Operating Agreements. The Joint Operating Agreements identified in Exhibit "7" shall be rejected. Subject to satisfactory agreement, regarding adequate assurance of future performance, all other Joint Operating Agreements that are not specifically listed in Exhibit "7" shall be deemed assumed.

            (ii) Mineral Leases. With respect to Mineral Leases for which the Interior or a Governmental Mineral Lessor is the lessor, no determination will be made as to such leases' status as an executory contract or unexpired lease. Instead, all obligations of the Debtors to the Interior and Governmental Mineral Lessors will be honored as set forth in the MMS Order and the treatment of the Class 5 Claims set forth in Section 4.5 of the Plan. With respect to Mineral Leases for which neither the Interior nor a Governmental Mineral Lessor are lessors, the Debtors shall make a determination of whether such leases are executory contracts or unexpired leases within the meaning of Section 365 of the Bankruptcy Code and whether to assume or reject such executory contracts or unexpired leases, if necessary, prior to the conclusion of the Confirmation Hearing. Any Mineral Lease that is not expressly rejected in writing by the Debtors prior to the conclusion of the Confirmation Hearing shall, to the extent that it is an executory contract or unexpired lease, be assumed under the terms of the Plan.

            (iii) Master Service Agreements. The Master Service Agreements specifically identified in Exhibit "8" shall be deemed assumed. All other Master Service Agreements shall be deemed rejected.

            (iv) Seismic Contracts. The Seismic Contracts specifically identified in Exhibit "9" shall be deemed rejected. All other Seismic Contracts shall be deemed assumed.

            (v) Oil and Gas Purchase Contracts. The Oil and Gas Purchase Contracts specifically identified in Exhibit "10" shall be deemed rejected. All other Oil and Gas Purchase Contracts shall be deemed assumed.

            (vi) Forcenergy Operating Agreements. All Forcenergy Operating Agreements shall be deemed assumed.

            (vii) Office Leases. All Office Leases shall be deemed assumed.

            (viii) Farmout Agreements, Easements, and Surface Rights. All Farmout Agreements, Easements, and Surface Rights, to the extent that they constitute executory contracts, shall be deemed assumed.

            (ix) Insurance Policies. Any insurance policy to which either of the Debtors is a named insured shall be deemed assumed.

            (x) Indemnification Agreements. The Indemnification Agreements shall be deemed assumed.

            (xi) Notwithstanding the foregoing, any executory contract or unexpired lease not specifically assumed or rejected as heretofore provided (and not otherwise assumed or rejected), except as specifically identified in Exhibit "11" as being rejected, shall be deemed assumed.

            (xii) To the extent that the holder of a Claim arising from the rejection of any contract, agreement or lease asserts a Secured Claim, the Debtors may file a motion under Section 506 of the Bankruptcy Code to limit the amount of such Secured Claim, an adversary proceeding to avoid the Security Interest taken for such Claim, and/or an objection to the Claim itself. To the extent that any Claim arising out of an executory contract or unexpired lease is secured as determined by a Final Order of the Bankruptcy Court, such Claim shall be treated as a Miscellaneous Secured Claim under Class 4 of the Plan. To the extent such Claim is unsecured, such Claim shall be treated as a General Unsecured Claim under Class 8 of the Plan.

            (xiii) The listing of a document on Exhibits "7" through "11" shall not constitute an admission by the Debtors or Reorganized Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

            (xiv) Hilcorp Sale Motion. If the Hilcorp Sale Motion (or a motion to sell such assets to a different purchaser) is granted either prior to or contemporaneously with confirmation, the treatment of the unexpired leases and executory contracts identified in the Hilcorp Sale Motion or other motion will be treated in accordance therewith.

            (xv) Notwithstanding anything to the contrary contained herein, the Debtors payment of outstanding prepetition amounts shall constitute adequate assurance of future performance of all the executory contracts and unexpired leases assumed pursuant to this

      Section 6.1(a) (with the exception of those Joint Operating Agreements assumed pursuant to Section 6.1(a)(i)), unless prior to the deadline for objection to confirmation of the Plan, the other party to such executory contract or unexpired lease files an objection to the Plan requesting additional assurance of future performance; any such determination by the Bankruptcy Court shall be made at the Confirmation Hearing or subsequent hearings. With respect to the Joint Operating Agreements assumed pursuant to Section 6.1(a)(i), the Debtors will file a motion for determination of what constitutes adequate assurance of future performance prior to the Confirmation Hearing for any such Joint Operating Agreement that is not theretofore the subject of a satisfactory agreement regarding adequate assurance of future performance. Any such determination shall be made by the Bankruptcy Court at the Confirmation Hearing.

            (b) Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute (i) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 6.1(a) hereof, (ii) the extension of time, pursuant to Section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume or reject the unexpired leases specified in Section 6.1(a) hereof through the date of entry of a Final Order approving the assumption or rejection of such unexpired leases, and (iii) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 6.1(a) hereof.

            (c) Cure of Defaults. Except as may otherwise be agreed to by the parties, within ninety (90) days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to Section 6.1(a) of the Plan in accordance with Section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtors' or Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties. With regard to the leases and related executory contracts identified in the Hilcorp Sale Motion, the deadline for filing objections to the pre-petition cure amounts for the leases and related executory contracts identified in the Hilcorp Sale Motion shall be the deadlines prescribed in the Final Order approving the Hilcorp Break-Up Expense Reimbursement.

            (d) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 6.1(a) of the Plan must be filed with the Bankruptcy Court and served upon the Debtors or Reorganized Debtors, or as otherwise may be provided in the Confirmation Order, by no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, and (ii) notice of entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, the Reorganized Debtors and their property. Notwithstanding anything to the contrary contained in Section 5.4 of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall have until sixty (60) days after a proof of Claim filed in accordance with this Section 6.1(d) to file an objection to such Claim.

         6.2 Compensation and Benefit Programs. Except as otherwise provided in Sections 4.10(c) and 7.14 of the Plan, all employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, indemnity agreements, incentive plans, workers' compensation programs and life, disability and other insurance plans are treated as executory contracts under the Plan and are hereby assumed pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

         6.3 Motion to Assume and Assign (Hilcorp Sale Motion). In the event that the Confirmation Hearing takes place prior to and/or contemporaneously with the hearing on the Hilcorp Sale Motion, the Plan includes a motion for approval of the sale of certain properties in Texas and Louisiana to Hilcorp (or another purchaser) on the terms set forth in the Hilcorp Agreement and a motion to assume and assign the leases and related executory contracts recited therein.

                                   ARTICLE VII

                    PROVISIONS REGARDING CORPORATE GOVERNANCE
                    AND MANAGEMENT OF THE REORGANIZED DEBTORS

         7.1 General. On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the respective Boards of Directors of the Reorganized Debtors, who shall, thereafter, have the responsibility for the management, control and operation of the Reorganized Debtors.

         7.2 Meetings of Stockholders of Reorganized Debtors. In accordance with the Amended Forcenergy Certificate of Incorporation, the Amended Forcenergy Bylaws, the Amended Resources Certificate of Incorporation and/or the Amended Resources Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of the Reorganized Debtors shall be held on a date in calendar year 2000 selected by the respective Board of Directors of the Reorganized Debtors, and subsequent meetings of the stockholders of the Reorganized Debtors shall be held at least once annually each year thereafter.

         7.3 Directors and Officers of the Reorganized Debtors.

         (a) Boards of Directors.

             (i) Reorganized Forcenergy. The initial Board of Directors of Reorganized Forcenergy shall consist of the following nine individuals:

                 a. Bruce L. Burnham

                 b. B. James Ford

                 c. Eric Forss

                 d. Robert Issal

                 e. Stephen A. Kaplan

                 f. Gregory P. Pipkin

                 g. Stig Wennerstrom

                 h. an individual designated by the Anschutz Corporation

                 i. an individual designated by the Anschutz Corporation

             (ii) Reorganized Resources. The initial Board of Directors of Reorganized Resources shall consist of Stig Wennerstrom.

             (iii) Each of the individuals set forth in sub-paragraphs (i) and
         (ii) above shall serve until the first annual meeting of stockholders of the Reorganized Debtors or their earlier resignation or removal in accordance with the Amended Forcenergy Certificate of Incorporation, Amended Forcenergy Bylaws, Amended Resources Certificate of Incorporation and/or Amended Resources Bylaws, as the same may be amended from time to time.

         (b) Officers. The officers of the respective Debtors immediately prior to the Effective Date shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date. Such officers shall serve and be compensated in accordance with the Employment Agreements, which shall become binding upon confirmation of the Plan, and applicable nonbankruptcy law.

         7.4 Amended Bylaws and Amended Certificates of Incorporation. The Amended Forcenergy Bylaws, Amended Forcenergy Certificate of Incorporation, Amended Resources Bylaws and Amended Resources Certificate of Incorporation shall be amended and restated as of the Effective Date to the extent necessary
(a) to prohibit the issuance of nonvoting equity securities as required by
Section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and bylaws as permitted by applicable law, and (b) to effectuate the provisions of the Plan, including the filing of the same with the Secretary of State of their respective States of incorporation, in each case without any further action by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.

         7.5 Issuance of New Securities. The issuance of the following securities and notes by Reorganized Forcenergy is hereby authorized without further act or action under applicable law, regulation, order or rule:

         (a) the issuance of the 40,000 shares of Subscription Preferred Stock in accordance with Article IX of the Plan;

         (b) the issuance of 24,000,000 shares of New Forcenergy Common Stock to the persons entitled to those shares in accordance with Sections
             4.8 and 4.10 of the Plan;

         (c) the issuance of the Warrants;

         (d) the issuance of the Subscription Warrants;

         (e) the issuance of the Employee Options under Section 7.13 of the Plan;

         (f) the issuance of the rights to purchase Subscription Preferred Stock and the Subscription Warrants; and

         (g) the issuance of shares of New Forcenergy Common Stock upon the issuance of the exercise of the Warrants, the Subscription Warrants, and the Employee Options, which shares are hereby reserved for issuance pursuant to such agreements and options.

         7.6 Adoption of New Stock Option Plan. Effective on the Effective Date, Reorganized Forcenergy shall adopt the New Stock Option Plan, and a number of shares of New Forcenergy Common Stock are hereby reserved for issuance thereunder in accordance with such plan.

         7.7 Adoption of New Employee Stock Purchase Plan. Effective on the Effective Date, Reorganized Forcenergy shall adopt the New Employee Stock Purchase Plan, and a number of shares of New Forcenergy Common Stock are hereby reserved for issuance thereunder in accordance with such plan.

         7.8 Execution of Subscription Preferred Stock Designation. Effective on the Effective Date, Reorganized Forcenergy is authorized to, and shall, execute and file with the Secretary of State of the State of Delaware the Subscription Preferred Stock Designation.

         7.9 Execution of Subscription Warrant Agreement. Effective on the Effective Date, Reorganized Forcenergy shall execute the Subscription Warrant Agreement.

         7.10 Investment Guidelines. Effective on the Effective Date, Reorganized Forcenergy shall adopt the investment guidelines for Cash held in Reserve under the Plan in respect of Disputed Claims.

         7.11 Execution of Warrant Agreements. Effective on the Effective Date, Reorganized Forcenergy shall execute the Warrant Agreements.

         7.12 Execution of Registration Rights Agreement. Effective on the Effective Date, Reorganized Forcenergy shall execute the Registration Rights Agreement.

         7.13 Employee Options. Reorganized Forcenergy will be authorized to issue to its directors, employees and consultants options to purchase New Forcenergy Common Stock (the "Employee Options") from Reorganized Forcenergy pursuant and subject to the New Stock Option Plan, including without limitation the issuance on the Effective Date to current employees and directors of options to purchase an aggregate of 1,328,127 shares of New Forcenergy Common Stock.

         7.14 Employment Agreements. As of the Effective Date, the Debtors or Reorganized Debtors and the officers of Forcenergy will have entered into the Employment Agreements. All prior employment contracts between the Debtors and the individuals subject to the Employment Agreements shall be deemed superseded in their entirety by the Employment Agreements, and subject to Sections 6.2 and this 7.14 of the Plan, neither the Debtors nor the Reorganized Debtors shall have any further obligations whatsoever under such superseded contracts or agreements. As of the Effective Date, the Debtors or Reorganized Debtors will enter into the Employment Agreements with each of the following identified officers and which will provide for, among other things, the following initial base salaries:


        OFFICER                         TITLE                         INITIAL BASE ANNUAL SALARY
        -------                         -----                         --------------------------
Stig Wennerstrom            President and Chief Executive             $609,000 (plus a guaranteed
                            Officer                                   bonus of $150,000)

J. Russell Porter           Executive Vice President                  $350,000

Gary Carlson                Vice President - Alaska Division          $275,000

Robert G. Gerdes            Vice President - Geoscience               $200,000

Thomas F. Getten            Vice President, General Counsel           $300,000
                            and Secretary

E. Joseph Grady             Vice President, Treasurer and             $300,000
                            Chief Financial Officer

Mark Yelverton              Vice President - International            $200,000
                            Operations

         7.15 Retention Bonuses. Pursuant to the terms of a Final Order entered by the Bankruptcy Court on or about July 27, 1999, Forcenergy adopted a retention bonus program which will result in payments aggregating up to approximately $1,350,000 to employees of Forcenergy if such employees remain employed with Forcenergy and/or Reorganized Forcenergy through certain specified dates.

         7.16 Success Bonuses. Pursuant to the terms of a Final Order entered by the Bankruptcy Court on or about July 27, 1999 (the "Employment Order"), Forcenergy adopted a success bonus program which will result in payments aggregating approximately $812,500 to certain key executives instrumental to the Debtors' reorganization, provided that the Confirmation Date occurs on or before December 31, 1999 (the "Initial Target Date"). If the Confirmation Date occurs after the Initial Target Date, but on or before March 31, 2000 (the "Subsequent Target Date"), such bonus program will result in payments aggregating approximately $406,250. The Initial Target Date and the Subsequent Target Date may be extended in accordance with the terms of the Employment Order. In addition to the foregoing, and although not addressed by the Employment Order, Forcenergy shall award its Chief Executive Officer a success bonus on the same terms and conditions as that provided for the key executives under the Employment Order.

         7.17 Execution of Commitment Agreement. Effective upon the approval of the Disclosure Statement by Final Order of the Bankruptcy Court, the Standby Purchasers shall execute the Commitment Agreement.

         7.18 Bankruptcy Code Section 1145. The issuance of the securities pursuant to Section 7.5 of the Plan are hereby authorized in accordance with
Section 1145 of the Bankruptcy Code.

                                  ARTICLE VIII

                IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN

         8.1 New Senior Credit Facility. Subject to approval by the Bank Group and the Bankruptcy Court pursuant to Article IV of the Plan, on the Effective Date, Reorganized Forcenergy and the Bank Group shall enter into the New Senior Credit Facility, which shall consist of, inter alia, (a) a revolving credit facility in the amount of Two Hundred and Fifty Million Dollars ($250,000,000),of which Two Hundred and Ten Million Dollars ($210,000,000) shall be fully advanced to Reorganized Forcenergy on the Effective Date, and (b) a term loan in the amount of Seventy Million Dollars ($70,000,000). The obligations of Reorganized Forcenergy under the New Senior Credit Facility shall be guaranteed by all of the subsidiaries of Reorganized Forcenergy and shall be secured as set forth in Article IV of the Plan. The terms and conditions of the New Senior Credit Facility are more specifically described in Exhibit "2" to the Plan. Alternatively, on the Effective Date, Reorganized Forcenergy shall issue the New Cramdown Note and New Cramdown Security Agreement as set forth in
Article IV of the Plan.

         8.2 Subscription Preferred Stock and Subscription Warrants. On the Effective Date, Reorganized Forcenergy shall issue the Subscription Preferred Stock and Subscription Warrants in consideration of Forty Million Dollars ($40,000,000) pursuant to the Rights Offering.

         8.3 Internal Funding. Any additional funds necessary to make the Cash distributions required under the Plan and to fund the future obligations of the Reorganized Debtors shall be obtained through the existing Cash assets of the Reorganized Debtors on the Effective Date and the future business operations of the Reorganized Debtors.

        8.4 Revesting of Assets

         (a) The property of each Debtor shall revest in the applicable Reorganized Debtor on the Effective Date, except as otherwise provided in the Plan.

         (b) From and after the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code.

         (c) As of the Effective Date, all property of the Debtors and Reorganized Debtors shall be free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as provided in the Plan.

         8.5 Causes of Action. Except as provided in the Plan, as of the Effective Date, pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code, any and all Causes of Action accruing to the Debtors and Debtors in Possession, including, without limitation, actions under Sections 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code, shall become assets of the Reorganized Debtors, and the Reorganized Debtors shall have the authority to prosecute such Causes of Action for the benefit of the estates of the Debtors. The Reorganized Debtors shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such Causes of Action without approval of the Bankruptcy Court.

         8.6 Discharge of Debtors. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession, or any of their assets or properties. Except as otherwise provided herein, on the Effective Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged, and released in full, and all persons shall be precluded from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

         8.7 Injunction. Except as otherwise expressly provided in the Plan or the Confirmation Order, all entities who have held, hold or may hold Claims against or Equity Interests in any of the Debtors, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

         8.8 Release. Except with respect to any Causes of Action asserted on or before the Commencement Date, the acceptance of any distribution under the Plan by any holder of a Claim or Equity Interest shall constitute a waiver and release of any and all Causes of Action that such holder of a Claim or Equity Interest could have commenced against any current or former officer or director of the Debtors based upon, related to or arising from an pre-Commencement Date actions or omissions of such officers or directors in connection with or related to their capacities as officers or directors of the Debtors.

                                   ARTICLE IX

                               THE RIGHTS OFFERING

         9.1 Issuance of Subscription Preferred Stock and Subscription Warrants. On the Effective Date of the Plan, Reorganized Forcenergy shall issue (a) 40,000 shares of Subscription Preferred Stock, and (b) Subscription Warrants for the purchase of an aggregate 7.5% of New Forcenergy Common Stock in connection with the Rights Offering. The Subscription Preferred Stock, the Subscription Warrants and the Rights Offering shall be subject to the terms and conditions set forth in Exhibit 3 to the Plan.

         9.2 Distribution of Subscription Rights. Each holder of an Allowed Claim or a Disputed Claim within or potentially within Class 8 having an aggregate value of at least the Eligible Claim Amount (as defined below) on the Subscription Rights Record Date shall receive Subscription Rights entitling each such holder to purchase a Pro Rata Share of the Subscription Preferred Stock and Subscription Warrants. The Eligible Claim Amount is an amount equal to One Forty Thousandth (.000025) of the sum of Allowed Claims and Disputed Claim Amount (i.e., 1/40,000 x [Allowed Claims + Disputed Claim Amount]), within or potentially within Class 8 at the time of calculation. Each increment of the Eligible Claim Amount entitles the holder to receive one (1) Subscription Right. A holder's Claim will be rounded up or down to the nearest increment of the

Eligible Claim Amount held by such holder to determine such holder's actual entitlement. The Debtors shall distribute to each such holder a Subscription Rights Election Form with respect to the Subscription Rights together with the Ballot.

         9.3 Exercise of Subscription Rights. In order to exercise the Subscription Rights, each Claimant that receives Subscription Rights must (i) return a duly completed Subscription Rights Election Form to the Debtors so that it is received by the Debtors on or before the Subscription Rights Election Deadline, and (ii) pay to the Debtors on or before the Subscription Rights Election Deadline immediately available funds in an equal amount to such holder's Subscription Rights Purchase Price, such payment to be made either by wire transfer to the Debtors in accordance with the wire instructions set forth on the Subscription Rights Election Form or by bank or cashier's check delivered to the Debtors along with the Subscription Rights Election Form. If, on or prior to the Subscription Rights Election Deadline, the Debtors for any reason do not receive from a given Claimant both a duly completed Subscription Rights Election Form and immediately available funds in an amount equal to such Claimant's Subscription Purchase Price, such Claimant shall be deemed to have not exercised its Subscription Rights and to have relinquished and waived its right to participate in the Rights Offering. After any Claimant has exercised any Subscription Right, such exercise may not be revoked.

         9.4 Backstop by Standby Purchasers. Pursuant to the terms of the Commitment Agreement, Oaktree Capital Management, LLC, the Anschutz Corporation, Lehman Brothers, Inc. and Moore Capital Management, and/or certain of their affiliates (collectively, the "Standby Purchasers") shall be deemed to have exercised all Subscription Rights that they are entitled to receive pursuant to the terms of the Plan. In addition, pursuant to the terms of the Commitment Agreement, the Standby Purchasers shall be entitled to, and shall, exercise all Unexercised Subscription Rights related thereto at the Subscription Purchase Price for such Subscription Preferred Stock and Subscription Warrants. Pursuant to the terms of the Commitment Agreement, the Standby Purchasers shall pay to the Debtors on or before the Subscription Rights Election Deadline immediately available funds in an amount equal to the Subscription Purchase Price for all Subscription Preferred Stock and Subscription Warrants to be purchased by the Standby Purchasers pursuant to the terms hereof and the Commitment Agreement.

         9.5 Distribution of Subscription Preferred Stock and Subscription Warrants. On the Effective Date or as soon thereafter as practicable, the Debtors shall distribute the Subscription Preferred Stock and Subscription Warrants (other than Subscription Preferred Stock and Subscription Warrants held in escrow in respect of Disputed Claims) purchased by each Exercising Claimant to such Exercising Claimant.

         9.6 Procedures with Respect to Disputed Claims.

         (a) EXERCISE OF SUBSCRIPTION RIGHTS: Each holder of a Disputed Claim in excess of the Eligible Claim Amount potentially in Class 8 on the Subscription Rights Record Date shall be entitled to exercise its Subscription Rights in accordance with Section
9.3 of the Plan. Each such holder must comply with the terms of Section 9.3 of the Plan or such holder shall be deemed to have not exercised its Subscription Rights and to have relinquished and waived its rights to participate in the Rights Offering.

         (b) ESCROW OF SUBSCRIPTION PREFERRED STOCK AND SUBSCRIPTION WARRANTS:
The Debtors shall not deliver Subscription Preferred Stock or Subscription Warrants to the holders of Exercised Disputed Claims, but shall instead deposit into the Disputed Claims Subscription Escrow Account all Subscription Preferred Stock and Subscription Warrants subscribed for by the holders of such Exercised Disputed Claims. All dividends or distributions on account of shares of Subscription Preferred Stock and Subscription Warrants held in the Disputed Claims Subscription Escrow Account shall be held in trust in the Disputed Claims Subscription Escrow Account and shall be distributed only in the manner described in Section 9.6(c) of the Plan.

         (c) RELEASE OF SUBSCRIPTION PREFERRED STOCK AND SUBSCRIPTION WARRANTS FROM ESCROW: At such time and to the extent that all or any portion of an Exercised Disputed Claim becomes an Allowed Claim, the Subscription Preferred Stock and Subscription Warrants subscribed for by the holder of such Exercised Disputed Claim on account of such Exercised Disputed Claim or portion thereof (including any dividends received with respect thereto) shall be released from the Disputed Claims Subscription Escrow Account and distributed by Reorganized Forcenergy to the holder of such Allowed Claim, net of any taxes or other applicable charges required to be paid by Reorganized Forcenergy in respect thereof. At such time and to the extent that an Exercised Disputed Claim is determined by Final Order not to be an Allowed Claim, (i) the Subscription Purchase Price paid by the holder of such Exercised Disputed Claim to the Reorganized Forcenergy (the "Disputed Claim Subscription Purchase Price") shall be returned by the Reorganized Forcenergy to the holder of such Exercised Disputed Claim, (ii) the Standby Purchasers shall pay an amount to the Reorganized Forcenergy equal to the Disputed Claim Subscription Purchase Price, and (iii) the Subscription Preferred Stock and Subscription Warrants subscribed for by the holder of such Exercised Disputed Claim on account of such Exercised Disputed Claim (including any dividends received with respect thereto) shall be released from the Disputed Claims Subscription Escrow Account and distributed by Reorganized Forcenergy to the Standby Purchasers.

         9.7 No Interest. No interest shall accrue or be payable at any time with respect to funds delivered in payment of the Subscription Purchase Price.

         9.8 Validity of Exercise of Subscription Rights. All questions concerning the timeliness, validity, form and eligibility of any exercise of Subscription Rights will be determined by Forcenergy or Reorganized Forcenergy, in their sole discretion, whose determination shall be final and binding. Forcenergy and Reorganized Forcenergy reserve the absolute right to reject any Subscription Rights Election Form not in proper form or if the acceptance thereof or the issuance of Subscription Preferred Stock or Subscription Warrants pursuant thereto could be deemed unlawful in the opinion of counsel of Forcenergy or Reorganized Forcenergy. Forcenergy or Reorganized Forcenergy also reserve the right to waive any defect with regard to any particular Subscription Rights Election Form or to reject any purported Subscription Rights Election Form by reason of any defect or irregularity in such exercise. Neither Forcenergy nor Reorganized Forcenergy shall be under any duty to give notification of any defects or irregularities in any Subscription Rights Election Form, nor shall either of Forcenergy or Reorganized Forcenergy incur any liability for failure to give such notification. Neither Forcenergy nor the Reorganized Forcenergy shall be obligated to recognize any transfer of, claim against or interest in any Subscription Rights notwithstanding any notice to the contrary.

                                    ARTICLE X

                            EFFECTIVENESS OF THE PLAN

         10.1 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 10.3 of the Plan:

         (a) the Confirmation Order, in form and substance reasonably acceptable to the Debtors shall have been signed by the judge presiding over the Chapter 11 Cases, and there shall not be a stay or injunction in effect with respect thereto;

         (b) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

         (c) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtors to be necessary to implement the Plan; and

         (d) each of the following shall have been effected or executed (including, without limitation, the filing of such documents with any applicable regulatory agency to cause such documents to become effective):

             (1) the Amended Forcenergy Certificate of Incorporation;

             (2) the Amended Forcenergy Bylaws;

             (3) the Amended Resources Certificate of Incorporation;

             (4) the Amended Resources Bylaws;

             (5) the New Senior Credit Facility, as necessary;

             (6) the Cramdown Note, as necessary;

             (7) the Cramdown Security Agreement, as necessary;

             (8) the Subscription Preferred Stock Designation;

             (9) the Subscription Warrant Agreement;

             (10) the Commitment Agreement;

             (11) the issuance of the Subscription Warrants;

             (12) the issuance of the Subscription Preferred Stock;

             (13) the New Stock Option Plan;

             (14) the New Employee Stock Purchase Agreement;

             (15) the issuance of the Employee Options under Section 7.13 of the
                  Plan;

             (16) the Employment Agreements;

             (17) the investment guidelines for Cash held in Reserve under the
                  Plan in respect of Disputed Claims;

             (18) the issuance of the Warrants;

             (19) the Warrant Agreements;

             (20) the Registration Rights Agreement; and

             (21) the issuance of 24,000,000 shares of New Forcenergy Common
                  Stock.

         10.2 Effect of Failure of Conditions. In the event that one or more of the conditions specified in Section 10.1 of the Plan have not occurred on or before two (2) months after the Confirmation Date, and upon notification submitted by the Debtors to the Bankruptcy Court, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

         10.3 Waiver of Conditions. The Debtors may waive, by a writing signed by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent to effectiveness of the Plan set forth in Section 10.1 of the Plan.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

              The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

         (a) To determine any and all objections to and proceedings involving the allowance, estimation, classification, and subordination of Claims or Equity Interests;

         (b) To determine any and all applications for allowances of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

         (c) To determine the terms for the rejection or assumption of executory contracts or unexpired leases or for the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which either Debtor is a party or with respect to which either Debtor may be liable, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom including the determination of defaults required to be cured;

         (d) To determine any and all applications, adversary proceedings and contested or litigated matters initiated or asserted by either of the Debtors on or prior to Effective Date and initiated or asserted by either of the Debtors subsequent to the Effective Date and arising under Chapter 11 of the Bankruptcy Code or arising in or related to the Debtors' Chapter 11 Cases; including, but not limited to, (i) Causes of Action to avoid or recover transfers (including fraudulent or preferential transfers) of the Debtors' property pursuant to Sections 542 through 553 of the Bankruptcy Code or applicable state law, (ii) claims and Causes of Action arising from the prepetition activities of the Debtors, whether arising by statute or common law, whether arising under the laws of the United States, Texas, or any other state having jurisdiction over any claim or controversy, and whether maintainable against third parties, affiliates or insiders of the Debtors, (iii) claims, Causes of Action and other litigation that may adversely impact or affect the Reorganized Debtors' property, (iv) contests to Claims, and (v) proceedings involving offsets against Claims;

         (e) To issue orders, determinations, and rulings regarding the valuation, recovery, disposition, distribution, operation, or use of the Debtors' property, including claims to recover preferences, fraudulent conveyances, or damages of any type from any person, and whether initiated prior to or after the Effective Date;

         (f) To determine any and all applications, claims, Causes of Action, adversary proceedings, and contested or litigated matters that may be commenced by the Reorganized Debtors subsequent to the Effective Date;

         (g) To consider any modifications of the Plan, remedy any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order, to the extent authorized by the Bankruptcy Code;

         (h) To determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan, the Plan documents and agreements executed in connection therewith or any person's obligations under the Plan or any documents and agreements executed in connection therewith;

         (i) To consider and act on the compromise and settlement of any Claim against or Cause of Action by or against the Debtors;

         (j) To issue such orders in aid of execution of the Plan to the extent authorized by Section 1142 of the Bankruptcy Code;

         (k) To enter a Final Decree under Bankruptcy Rule 3022 terminating the Chapter 11 Cases; and

         (l) To determine such other matters as may be set forth in the Confirmation Order or which may arise in connection with the Plan, the Confirmation Order or the Effective Date.

         (m) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

         (n) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

         (o) To hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

         (p) To resolve all disputes, if any, arising under the Hilcorp Agreement through the Final Settlement Date (as defined in the Hilcorp Agreement); and

         (q) To hear any other matter not inconsistent with the Bankruptcy Code.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         12.1 Effectuating Documents and Further Transactions. Each of the Debtors or Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

         12.2 Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors or members of one or more of the Debtors or Reorganized Debtors or their successors in interest under the Plan, including, without limitation, the authorization of 100,000,000 shares of New Forcenergy Common Stock, the issuance of 24,000,000 shares of New Forcenergy Common Stock, the authorization of 10,000,000 shares of Preferred Stock, the issuance of the Subscription Preferred Stock, the issuance of the Subscription Warrants, the initial issuance of the Employee Options, the issuance of the Warrants, the authorization, approval and effectiveness of the Amended Forcenergy Certificate of Incorporation, the Amended Forcenergy Bylaws, the Amended Resources Certificate of Incorporation, the Amended Resources Bylaws, the Subscription Preferred Stock Designation, the Subscription Warrant Agreement, the New Stock Option Plan, the New Employee Stock Purchase Plan, the Employment Agreements, the investment guidelines for Cash held in Reserve under the Plan in respect of Disputed Claims, the Warrant Agreements, the Registration Rights Agreement, corporate mergers or dissolutions effectuated pursuant to the Plan, and the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors pursuant to the Plan shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors or Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each Reorganized Debtor is incorporated, in accordance with the applicable general corporation law of such states. In addition, the Debtors, the Reorganized Debtors and their successors and assigns shall have authority and shall be directed to execute all documents necessary to implement the terms of the Hilcorp Agreement, if approved, and to take any and all actions necessary to fulfill the terms thereof.

         12.3 Exemption from Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

         12.4 Injunction Regarding Worthless Stock Deduction. At the Confirmation Hearing, Forcenergy shall request that the Bankruptcy Court include in the Confirmation Order a provision enjoining any "50-percent shareholder" of Forcenergy within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, from claiming a worthless stock deduction with respect to its Forcenergy Equity Interest for any taxable year of such shareholder ending prior to the Effective Date.

         12.5 Exculpation. Neither the Debtors, the Reorganized Debtors, nor the Creditors' Committee, nor any of their respective members, officers, directors, employees, advisors or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Reorganized Debtors, the Creditors' Committee, and each of their respective members, officers, directors, employees, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that, subject to Section 8.8 of the Plan, nothing contained herein shall exculpate, satisfy, discharge or release any Cause of Action accruing to the Debtors and Debtors in Possession under Sections 547, 548 and 550 of the Bankruptcy Code against present or former officers, directors or employees of the Debtors in their capacities other than as present or former officers, directors or employees.

         12.6 Termination of Committees. The appointment of the Creditors' Committee shall terminate on the later of the Effective Date or the date on which all applications for final allowances of compensation and reimbursement of expenses have been granted or denied by Final Order.

         12.7 Post-Confirmation Date Fees and Expenses. From and after the Confirmation Date, the Debtors and Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Debtors and Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

         12.8 Payment of Statutory Fees Due the United States Trustee. All fees due and payable pursuant to 28 U.S.C. Section 1930(a)(6) shall be paid in accordance with Section 2.5 of the Plan.

         12.9 Amendment or Modification of the Plan. Alterations, amendments or modifications of the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of Sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with Section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation

Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under Section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

         12.10 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

         12.11 Revocation or Withdrawal of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

         12.12 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

         12.13 Notices. All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, with a copy by mail, addressed as follows:

If to the Debtors:

Forcenergy Inc
2730 S.W. 3rd Avenue, Suite 800
Miami, Florida 33129-2356
Attention:  Stig Wennerstrom and Thomas F. Getten
Telephone:      (305) 856-8500
Facsimile:      (305) 856-4300

with a copy to:

Andrews & Kurth L.L.P.                     Heller, Draper, Hayden & Horn, L.L.C.
600 Travis, Suite 4200                     650 Poydras Center, Suite 2500
Houston, Texas 77002                       New Orleans, Louisiana 70130-6103
Attention:   Hugh Ray and James Donnell    Attention:        Jan M. Hayden
Telephone:   (713) 220-4200                Telephone:        (504) 568-1888
Facsimile:   (713) 220-4285                Facsimile:        (504) 522-0949


If to the Creditors' Committee:

Weil, Gotshal & Manges LLP                 Lugenbuhl, Wheaton, Peck,
700 Louisiana, Suite 1600                  Rankin & Hubbard
Houston, Texas 77002                       601 Poydras Street
Attention:   Harry A. Perrin               Pan-American Life Center, 27th Floor
Telephone:   (713) 546-5000                New Orleans, LA 70130-6027
Facsimile:   (713) 224-9511                Attention:   Stewart F. Peck
                                           Telephone:   (504) 568-1990
                                           Facsimile:   (504) 529-7418


         12.14 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an Exhibit to the Plan or other document executed in connection with the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

         12.15 Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         12.16 Plan Supplement. Forms of the documents comprising or relating to the following documents shall be consistent with the Plan and Disclosure Statement and shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court prior to the conclusion of the Confirmation Hearing:

         (1) the Amended Forcenergy Certificate of Incorporation;

         (2) the Amended Forcenergy Bylaws;

         (3) the Amended Resources Certificate of Incorporation;

         (4) the Amended Resources Bylaws;

         (5) the New Senior Credit Facility;

         (6) the Cramdown Note;

         (7) the Cramdown Security Agreement;

         (8) the Subscription Preferred Stock Designation;

         (9) the Subscription Warrant Agreement, including the form of Subscription Warrant;

         (10) the Commitment Agreement;

         (11) the form of certificate for the Subscription Preferred Stock;

         (12) the New Stock Option Plan;

         (13) the New Employee Stock Purchase Agreement;

         (14) the form of Employee Option;

         (15) the form of Employment Agreement;

         (16) the investment guidelines for Cash held in Reserve under the Plan in respect of Disputed Claims;

         (17) the Warrant Agreements, including the form of Warrant;

         (18) the Registration Rights Agreement; and

         (19) the form of certificate for the New Forcenergy Common Stock.

Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal Bankruptcy Court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to Forcenergy in accordance with Section 12.13 of the Plan.

         12.17 Allocation of Plan Distributions Between Principal and Interest. Except as otherwise expressly provided in the Plan, to the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

         12.18 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         12.19 Exhibits. All Exhibits to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

         12.20 Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.


Dated:     New Orleans, Louisiana
           October 26, 1999


                                         FORCENERGY INC, a Delaware corporation


                                         By:      /s/ STIG WENNERSTROM
                                            ----------------------------
                                              Stig Wennerstrom, President

                                         FORCENERGY RESOURCES INC., a Texas
                                         corporation


                                         By:     /s/ STIG WENNERSTROM
                                             ----------------------------
                                            Stig Wennerstrom, President

                                   EXHIBIT "1"

                             DESCRIPTION OF WARRANTS

                     SUMMARY OF TERMS OF FOUR YEAR WARRANTS


WARRANTS:           Warrants to purchase 240,000 shares of New Forcenergy Common
                    Stock

EXERCISE PRICE:     $16.67

TERM: The Four Year Warrants shall expire on the fourth anniversary of the Effective Date

OTHER TERMS:        Such other terms as described in the Warrant Agreement
                    providing for the issuance of the Four Year Warrants


                    SUMMARY OF TERMS OF FIVE YEAR WARRANTS


WARRANTS:           Warrants to purchase 240,000 shares of New Forcenergy Common
                    Stock

EXERCISE PRICE:     $20.83

TERM: The Five Year Warrants shall expire on the fifth anniversary of the Effective Date

OTHER TERMS:        Such other terms as described in the Warrant Agreement
                    providing for the issuance of the Five Year Warrants

                                   EXHIBIT "2"

                    DESCRIPTION OF NEW SENIOR CREDIT FACILITY


                           NEW SENIOR CREDIT FACILITY

BORROWER:           Reorganized Forcenergy

GUARANTOR:          All Subsidiaries of Borrower

AGENT:              ING (U.S.) Capital LLC

LENDERS:            ING (U.S.) Capital LLC, Den
                    Norske Bank ASA, Bank of
                    Scotland, MeesPierson Capital
                    Corp., Hibernia National Bank,
                    Credit Agricole Indosuez, General
                    Electric Capital Corp., Societe
                    General, Southwest Agency,
                    Natexis Banque BFCE, and PNC
                    Bank, National Association

FACILITIES:         Revolver                                      Term Loan

                    $250,000,000 revolving credit                 $70,000,000 term credit facility
                    facility ($210,000,000 drawn as of
                    Effective Date) subject to a
                    Borrowing Base

MATURITY:           Due in full 31/2years from                    Due in full 31/2years from
                    Effective Date                                Effective Date

INTEREST RATES:     LIBOR plus 2.0% per annum                     LIBOR plus 3.5% per annum

                    This agreement will include
                    provisions regarding taxes,
                    breakage cost, yield protection,
                    capital adequacy and other
                    customary provisions.

AMORTIZATION:       None                                          Year 1 - none
                                                                  Year 2 - 10 million
                                                                  (paid in equal quarterly
                                                                  installments)
                                                                  Year 3 - 10 million
                                                                  (paid in equal quarterly
                                                                  installments)
                                                                  Year 3 1/4- 2.5 million
                                                                  Year 3 1/2- balance due

DEFAULT RATE:       Applicable interest rates will                Same
                    increase by 2.0% per annum.

INTEREST PAYMENTS:  Monthly                                       Same

BORROWING BASE:     Initially $250,000,000.                       Same
                    Determined semi-annually in
                    accordance with the New Senior
                    Credit Facility, with the first
                    redetermination to be made
                    12 months after Effective Date.
                    Lenders and Borrower will agree
                    on certain criteria which will be
                    applied in accordance with the
                    New Senior Credit Facility in
                    redetermining the Borrowing Base.

COLLATERAL:         All assets of Borrower and each               Same
                    Guarantor; pledge of all stock and
                    other securities of each Subsidiary
                    of Borrower.

FACILITY FEE:       .25% of the maximum facility                  .25% of the Term Loan
                    amount

COMMITMENT FEE:     .50% of the unused portion of the             N/A
                    Revolver Facility

MANDATORY           Commitment or Term Loans will be reduced by 100% of net
PREPAYMENTS/        proceeds of asset sales and 50% of any new debt or equity,
COMMITMENT          but without limiting the restrictions on asset sales or
REDUCTIONS:         incurrence of debt.


CONDITIONS          1. The Credit Agreement, Promissory Notes, Security
OF LENDING:            Documents, and all other documents relating to or
                       comprising the New Senior Credit Facility (collectively, the "Loan Documents") must be executed and delivered in form acceptable to Lenders.

                    2. Lenders shall have received payment in cash of $40
                       million of their claims, and all interest (at the non-default rate), fees and expenses (pre and post Commencement Date) outstanding under the Senior Credit Facility or any documents executed therewith.

                    3. The Effective Date shall have occurred.

                    4. The Plan shall be satisfactory to Lenders.

                    5. Lenders must be satisfied with Borrower's financial
                       condition, operations and properties as presented in the disclosure statement, and there must be no material adverse change thereto at closing.

                    6. Use of proceeds satisfactory to Lenders.

REPRESENTATIONS     The Loan Documents shall contain such representations and
AND WARRANTIES:     warranties as are customary for facilities of this type.

AFFIRMATIVE         The Loan Documents shall contain such affirmative covenants
COVENANTS:          as are customary for facilities of this type.

NEGATIVE            The Loan Documents shall contain such negative covenants as
COVENANTS:          are customary for facilities of this type.

EVENTS OF DEFAULT:  The Loan Documents shall contain such events of default as are customary for facilities of this type.

DOCUMENTATION:      The Loan Documents shall contain such other provisions as
                    are customary for facilities of this type.

                                   EXHIBIT "3"

                         DESCRIPTION OF RIGHTS OFFERING




ISSUER:             Forcenergy Inc

OFFERING:           Offering of rights to purchase units consisting of (i) one
                    (1) share of Preferred Stock, and (ii) a warrant to purchase
                    45 shares of the New Forcenergy Common Stock.

ELIGIBLE            Claimants holding claims of at least the "Eligible Claim
PURCHASERS:         Amount." The "Eligible Claim Amount" equals 1/40,000
                    (.000025) times the sum of (i) all Allowed Claims in Class
                    8, and (ii) all 10 Disputed Claims in Class 8. Each increment of the Eligible Claim Amount entitles the holder to receive one (1) right. A holder's claims will be rounded up or down to the nearest increment of the Eligible Claim
                    Amount held by such holder to determine actual entitlement.

STANDBY             Affiliates of Oaktree Capital Management, LLC, The Anschutz
PURCHASERS:         Corporation, Lehman Brothers, Inc. and Moore Capital
                    Management. The Standby Purchasers will agree to purchase all units not subscribed for by other rights holders.

PURCHASE PRICE
FOR UNITS:          $1,000 per unit.

DESCRIPTION OF      Perpetual Preferred Stock; liquidation preference $1,000 per
PREFERRED STOCK:    share; 40,000 shares to be issued ($40 million aggregate
                    liquidation preferences).

DIVIDEND:           14% p.a., PIK in Preferred Stock for the first 4 years.

COUPON ACCRUAL/PMT: Quarterly.

OPTIONAL            Issuer may redeem any outstanding preferred shares
REDEMPTION:         (including PIK shares) at any time at 100% of liquidation
                    preference plus accrued but unpaid dividends.

OTHER MANDATORY     Upon a Change of Control (to be defined), the issuer must
REDEMPTION:         redeem all outstanding preferred shares (including PIK
                    shares) at 101% of liquidation preference plus accrued but unpaid dividends.

WARRANTS:           7.5% of New Forcenergy Common Stock outstanding as of
                    closing.


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


WARRANT STRIKE      $10.00 per share (based on 24 million primary shares
PRICE:              outstanding).

OTHER WARRANT       Detachable; exercisable for 10 years; anti-dilution
TERMS:              protection as would be customary for new issues. Reorganized
                    Forcenergy must register the underlying New Forcenergy
                    Common Stock in the event that upon exercise of the Warrants the New Forcenergy Common Stock would not be freely tradable.

COMMITMENT FEES:    The Standby Purchasers will receive commitment fees in
                    consideration of their standby purchase commitment equal to 3% of the gross proceeds received by Reorganized Forcenergy from the sale of the units.

USE OF PROCEEDS:    Repay portion of existing Senior Credit Facility pursuant
                    to Section 4.3(b) of the Plan.

FINANCIAL
COVENANTS:          None.

BOARD OF            If Reorganized Forcenergy shall fail to declare and pay any
REPRESENTATION:     dividend for any two (2) consecutive quarters or any six (6)
                    quarters in the aggregate, the holders of the Preferred
                    Stock, voting as a single class, shall be entitled to elect two (2) members to the Board of Directors.

OTHER: Other events of default, representations and warranties, closing conditions and affirmative and negative covenants to be customary for transactions of this type.


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